EXHIBIT 10.1

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Co-ownership Agreement

Effective Date: 14 November 2017

(1)	AREVA NP, S.A.S., a simplified stock company, organized and existing under the laws of France, having its registered office at 1 place Jean Millier, 92400 Courbevoie, France, registered at the French Trade registry of Nanterre under the N°428 764 500, represented by Bernard Fontana, Chief Executive Officer (hereinafter referred to as “AREVA NP SAS” or “AREVA NP” or “ANP”),

(2)	Lightbridge Corporation, 11710 Plaza America Dr., Suite 2000, Reston, Virginia 20190, USA, a Nevada corporation (hereinafter referred to as “Lightbridge” or “LTBR”),

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

WHEREAS, ANP is engaged in the nuclear business and has expertise in designing, developing, manufacturing, marketing, and selling nuclear reactors, nuclear fuel assemblies for nuclear reactors, and nuclear fuel products for research reactors, including components, operating services, and other elements therefor, and owns intellectual property rights relating to such business and products, including, without limitation, copyrights, know-how, inventions, Trade Secrets, patents, patent applications, and the like;

WHEREAS, LTBR has developed innovative, next generation nuclear fuel technology comprising U-Zr multi-lobe, helically twisted fuel rods and associated manufacturing processes, has expertise in such technology, and owns intellectual property rights relating to such technology, business, and products, including, without limitation, copyrights, know-how, inventions, Trade Secrets, patents, patent applications, and the like, and LTBR is also a provider of nuclear energy engineering services;

WHEREAS, LTBR and ANP entered into a Letter of Agreement dated 8 December 2015, in order to enter into negotiations on an exclusive basis;

WHEREAS, LTBR and ANP entered into a Joint Development Agreement dated 14 March 2016, in order to develop a joint business plan to evaluate the technical, economic, and strategic feasibility and desirability of the parties’ forming one or more joint venture companies to further develop, manufacture, commercialize, and fund the next generation metallic nuclear fuel technology;

WHEREAS, LTBR and ANP entered into a non-binding term sheet effective 31 October 2016 for a joint venture between ANP and LTBR;

WHEREAS, LTBR and AREVA Inc. entered into a binding Heads of Terms Agreement dated 1st September 2017 (hereinafter referred to as “HOTA”), whereby AREVA Inc. and LTBR agreed to exclusively cooperate through a US joint venture company to be established in order to develop, design, manufacture, market, and sell an innovative nuclear fuel assembly comprising LTBR-designed U-Zr multi-lobe twisted fuel rod technology and other advanced nuclear fuel intellectual property contributed both by ANP and LTBR to the innovative fuel product, within a specific Domain;

WHEREAS, in accordance with the terms and conditions of the HOTA, AREVA NP, LTBR, and the US joint venture company to be established and jointly owned by AREVA Inc. and LTBR desire to conduct exclusive joint R&D activities, based on existing intellectual property of ANP and LTBR respectively, to develop an innovative fuel product, with new intellectual property resulting from such R&D activities to be jointly owned by ANP and LTBR and licensed to the JV within the Domain during the life of the JV.

For the purposes of the present Agreement, the Parties wish to set out the terms and conditions applicable to such joint ownership.

NOW, THEREFORE, in furtherance of the foregoing, and in consideration of the mutual covenants set forth below, LTBR and ANP hereby agree as follows:

1. Definitions.

For purpose of this Agreement, the following terms have the following meanings:

1.1	“Abandoning Joint Owner” has the meaning set forth in Section 5.3.

1.2	“Acting Joint Owner” has the meaning set forth in Section 11.1.

1.3	“Affiliate” means, with respect to any Party, any company listed below that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Party. For purposes of this Section 1.3, the term “control” (and “controlling”) shall mean (a) having at least the majority (strictly more than fifty percent (50%)) of the voting stock of such company or (b) the right (i) to elect the majority of the directors of such company, or (ii) to direct or cause the direction of the management and policies of such company, as the case may be, where such right may be exercised without the consent of any entity other than the Parties.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

For the purpose of the present Agreement, the respective Affiliates of the Parties are:

•	AREVA NP Affiliates: AREVA Inc., AREVA GmbH, and Advanced Nuclear Fuel GmbH
•	LTBR Affiliates: Thorium Power, Inc., and Lightbridge International Holding, LLC

and other such Affiliates as the Parties may mutually agree in writing from time to time.

1.4	“Agreement” means the body of the present Co-ownership Agreement, its Exhibits, and all documents incorporated by reference herein.

1.5	“Application Programming Interface” or “API” means the application programming interface materials and related documentation containing all Information to allow skilled Software developers to create Software interfaces that interface or interact with other specified Software.

1.6	[omitted]

1.7	“Background Information” means (a) any Project-related Information of whatever nature or form (regardless of whether it may contain protectable Intellectual Property Rights therein)—including, but not limited to know-how, databases, Trade Secrets, inventions, Software, technical files, drawings, formulae, costs, project plans, and roadmaps—that is (i) Controlled By a Joint Owner (A) prior to the Effective Date of the Project R&D Agreement, or (B) after such Effective Date and unconnected to the Projects, and (ii) (A) used by the Party that Control the Information for the performance of the Project 1, (B) to which the Party that Controls the Information provides the other Party written, prior, express access for the performance of Project 1, or (C) for publicly available Information (e.g., patents and patent applications), used by the other Party for the performance of Project 1 as agreed pursuant to article 6.2 of the R&D Services Agreement for Project 1, and (b) all Intellectual Property Rights in such Information.

A non-limiting list of certain Background Information is identified in Exhibit A-2 of the relevant Project R&D Agreement, which may be updated from time to time for information purposes only.

For the avoidance of doubt, Background Information excludes Third Party Information.

A non-limiting list of certain excluded Information excluded from being characterized as Background Information is identified in Exhibit A-1 of the relevant Project R&D Agreement, which may be updated from time to time for information purposes only.

For purposes of this Section 1.7, “Controlled By” means, with respect to Information or Intellectual Property Rights, possessed, whether by ownership or license, by an entity, including the ability of such entity or its Affiliates to legally grant or require another to grant access rights, a license, or a sublicense to or otherwise distribute such Information or Intellectual Property Rights on terms and conditions consistent with those set forth in this Agreement without the consent of, and without being obliged to account to or make any payment to, any Third Party. “Controls” has a correlative meaning.

1.8	“Board” means the board of the JV.

1.9	“Change of Control” of a Joint Owner means the consummation of any Transfer or series of related Transfers to one entity or group of entities acting in concert that is not an affiliate of such Joint Owner that would result in (i) the aggregate control, directly or indirectly, of more than fifty percent (50%) of voting power of the then-outstanding equity interests of such Joint Owner, or (ii) the ability to appoint a majority of the directors of such Joint Owner. For avoidance of doubt, “Change of Control” will not include Transfers between wholly owned subsidiaries of a common parent company or equivalent internal corporate reorganizations, but will include a merger, business combination, acquisition or other transaction with a non-Affiliate involving the Joint Owner or the direct or indirect parent of the Joint Owner.

1.10	[omitted]

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.11	“Confidential Information” has the meaning set forth in the Confidentiality Agreement and includes any Information that is disclosed or made available by a Party or its Affiliates, whether in oral, written, electronic, or other form or media, whether or not such Information is marked, designated, or otherwise identified as “confidential,” including, without limitation: (a) all Information concerning the Projects; (b) all Information concerning past, present, and future business affairs of the Party or its Affiliates including finances, customer information, supplier information, products, services, organizational structure, internal practices, forecasts, sales, and other financial results, records, and budgets, and business, marketing, research, development, sales, and other commercial strategies; (c) all Information concerning the Party’s or its Affiliates’ Background Intellectual Property Rights; and (d) all notes, analyses, compilations, reports, forecasts, studies, data, statistics, summaries, interpretations, and other materials that contain, are based on, or otherwise reflect or are derived from, any of the foregoing in whole or in part.

1.12	“Confidentiality Agreement” means that certain Confidentiality and Non-Disclosure Agreement between LTBR and ANP, dated 14 November 2017, as set forth in Exhibit E

1.13	[omitted]

1.14	[omitted]

1.15	“Civil End Use” means the end use of the information is for civilian purposes, and not any military (including naval and maritime military) purposes, including the development of nuclear weapons or other nuclear explosive devices.

1.16	[omitted]

1.17	[omitted]

1.18	“Deliverables” means any materials including but not limited to test results, reports, documents, minutes of meetings, and other electronic data that may include Foreground Information and/or Background Information and that are required to be delivered or performed under a services agreement or are otherwise provided or delivered pursuant to a services agreement.

1.19	[omitted]

1.20	“Disclosing Party” has the meaning set forth in Section 10.1.

1.21	“Domain of the JV” or “Domain” means the exclusive technological perimeter of the JV’s operations (i.e., the R&D, demonstration, fabrication, obtaining licenses from Regulatory Authorities, including nuclear, marketing, and sale of the Innovative Fuel Product), and any associated developed manufacturing processes or Intellectual Property Rights as applicable to the Innovative Fuel Product, worldwide, in the following types of commercial light water reactors and research reactors:

•	Pressurized water reactors (excluding VVER reactors types),

•	Boiling water reactors,

•	Light water-cooled small and medium size reactors, and

•	Research reactors,

and expressly excluding maritime, naval, and military applications.

1.22	“Effective Date” means the date first set forth above, on which date the term of this Agreement shall start.

1.23	“Filing” means the submission of any documentation, application, filing, registration, or the like relating to the application, pursuit, grant, extension, maintenance, perfection, or enforcement of Intellectual Property Rights in the Foreground Information under statutory or common law Intellectual Property Rights protection mechanisms, including, without limitation, any correspondence or other communication with any patent, trademark, domain name, or copyright office or other governmental or administrative entities with respect thereto.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.24	“Firm” means one or more counsel(s), appointed by the Joint Owners in order to prepare and file all Filings, including documents relating to the application, pursuit, grant, extension, and maintenance of Intellectual Property Rights in the Foreground Information, who will serve as the exclusive and common agent of the Parties in charge of the procedures and the formalities relating to the Intellectual Property Rights in the Foreground Information on behalf of the Parties.

1.25	“Force Majeure” means any one or more events beyond the control of the relevant Party which occur after the date of signing of this Agreement, were not reasonably foreseeable at the time of signing of this Agreement, and the effects of which are not capable of being overcome without unreasonable expense and/or unreasonable loss of time to the Party concerned. Events of Force Majeure shall include (without limitation) war, civil unrest, acts of government, natural disasters, exceptional weather conditions, breakdown or general unavailability of transport facilities, accidents, fire, explosions, and general shortages of energy.

1.26	“Foreground Information” means (a) any Information (excluding any Background Information and Third Party Information) of whatever nature or form (regardless of whether it contains protectable Intellectual Property Rights therein)—including, but not limited to know-how, databases, Trade Secrets, inventions, Software, technical files, drawings, formulae, costs, project plans, and roadmaps—that is developed by or on behalf of AREVA NP and/or Lightbridge and/or the JV, acquired by or on behalf of AREVA NP and/or Lightbridge and/or the JV, or assigned to AREVA NP and/or Lightbridge and/or the JV, jointly (with one or more of each other or a Third Party) or individually, for purposes of the Projects after the Effective Date of the Project R&D Agreement and (b) all Intellectual Property Rights in such Information. The Roadmap generated by AREVA NP and LTBR under the Joint Development Agreement dated 14 March 2016 and subsequently a non-disclosure agreement effective as of 20 March 2017 is deemed to be Foreground Information.

1.27	“Foreign Sovereign Immunities Act” means the U.S. Foreign Sovereign Immunities Act of 1976 (28 U.S.C. Sections 1602-1611), as amended.

1.28	“Fuel Assembly System” means the fuel rods, the top and bottom nozzles, the upper and lower connections, and the guide tubes, as well as all proven methodologies associated therewith. The Fuel Assembly System may include, in some circumstances, the mixing and upper and lower end grids, and the shroud, as well as all methodologies associated therewith.

1.29	“Gate Review Process” means a project management process according to which when the Project team reaches a key milestone, a decision by the Project steering committee that is expected to have a major impact on the Project from an investment, financial, or commercial standpoint should be made.

1.30	[omitted]

1.31	[omitted]

1.32	“Indemnified Party” has the meaning set forth in Section 12.4.

1.33	“Indemnifying Party” has the meaning set forth in Section 12.4.

1.34	“Information” means any and all ideas, concepts, data, know-how, discoveries, upgrades, updates, methods, techniques, technologies, systems, designs, specifications, analyses, products, components, practices, processes, procedures, protocols, research, tests, trials, assays, controls, prototypes, formulas, descriptions, formulations, skills, experience, knowledge, plans, objectives, algorithms, Software (including without limitation Source Code and Object Code), images, icons, audiovisual components and objects, schematics, drawings, visual depictions, reports, results, conclusions, and other information and materials, irrespective of whether or not protected or protectable by an IPR and in any form or medium (tangible, intangible, oral, written, electronic, observational, or other) in which any of the foregoing may be communicated or subsist. Without limiting the foregoing sentence, Information includes any technological, scientific, business, legal, patent, organizational, commercial, operational, or financial materials or information.

1.35	“Innovative Fuel Product” means nuclear fuel assemblies or fuel components specifically designed for and exclusively applicable to Lightbridge-designed U-Zr fuel rod (multi-lobe, helically twisted rods enriched up to 19.75%) based on Background Information contributed by both Lightbridge and AREVA NP.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.36	“Intellectual Property Rights” or “IPR” means any rights with respect to intellectual property in Information and includes, without limitation, as required by the context: patents, patent applications, and other patent rights; moral rights (to the extent possible according to applicable Law), copyrights, copyright registrations, and copyright rights (including, without limitation, copyrights, copyright registrations, and copyright rights with respect to computer software, firmware, programming tools, drawings, specifications, databases, and documentation); Trade Secrets, know-how, and other rights with respect to confidential or proprietary information; trademark, trade name, and similar rights; other rights with respect to Information; other intellectual and industrial property rights, whether or not subject to statutory registration or protection in any part of the world; the right to claim priority with respect to any of the foregoing rights; and all rights under any license or other arrangement with respect to the foregoing.

1.37	“IP Annex” means that certain IP Annex between LTBR and AREVA NP, dated 14 November 2017, that summarizes the overall Information and IPR framework and the treatment of all Information and IPR among AREVA NP, Lightbridge, and the JV based on detailed terms and conditions contained in the R&D Agreement and Co-Ownership Agreement.

1.38	“IP Committee” means the advisory committee to the Joint Owners to make recommendations regarding all matters relating to co-ownership management of Foreground Information as between the Joint Owners, as described in Section 6.1.

1.39	“IPR Registration Costs” means the costs, fees, taxes, and expenses (including without limitation any fees, taxes, costs, and expenses relating to the Firm’s services, translations, prosecution, extension, maintenance, and recording of the Intellectual Property Rights before any Intellectual Property Rights office(s)) needed to prepare, file, prosecute, pursue, register, maintain, and extend the Intellectual Property Rights before any national, regional, and international Intellectual Property Rights offices.

1.40	“JDA” means that certain Joint Development Agreement by and between Lightbridge Corporation and AREVA NP and dated March 14, 2016.

1.41	“JV” means the joint venture company, a U.S. limited liability company (LLC), established under the laws of the state of Delaware, USA and jointly owned by AREVA Inc. and Lightbridge in accordance with the HOTA.

1.42	[omitted]

1.43	“Joint Owners” means AREVA NP SAS and Lightbridge.

1.44	“Law” means any statute, law, ordinance, regulation, rule, order, constitution, treaty, common law, decree, or judgment of any court or any national, federal, state, regional, or local government or entity having administrative function or judicial authority.

1.45	“Lock-Up Period” has the meaning set forth in Section 5.9.

1.46	“LTA” means lead test assemblies.

1.47	“LTR” means lead test rods.

1.48	“Needed” means: (a) a license to Background Information that is necessary for the performance of R&D Activities within Project 1 if: (i) it is used, or is in any way useful, for regulatory purposes; or (ii) without such license, carrying out tasks assigned to the responsible Party would be technically impossible, significantly delayed, or require significant additional financial or human resources; or (b) a license to the Background Information that is required in order to Use the Foreground Information within Project 1 or outside the Domain, and to conduct R&D Activities relating to such Foreground Information if: (i) it is used, or is in any way useful, for regulatory purposes; or (ii) without the grant of such a license, the Use of the Foreground Information, including for performance of R&D Activities relating to such Foreground Information, would be technically impossible, significantly delayed, or require significant additional financial or human resources.

1.49	“Non-Acting Joint Owner” has the meaning set forth in Section 11.1.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.50	“Non-Joint Project” has the meaning set forth in Section 7.

1.51	“Notice” has the meaning set forth in Section 17.9.

1.52	[omitted]

1.53	[omitted]

1.54	“Object Code” or “Executable Code” means Software in machine-readable compiled and/or executable form including, but not limited to, byte code form and in the form of machine-readable scripts used for linking procedures and functions to other Software.

1.55	“Offering Owner” has the meaning set forth in Section 5.95.9(b).

1.56	“Open Source Software” means any Software or work, including where appropriate, any and all modifications, derivative works, enhancements, upgrades, improvements, bug fixes, and/or statically linking made to the Source Code of such Software or work, released under a free Software license, that requires as a condition of royalty-free usage, copy, modification, and/or redistribution of the Software to:

•	Redistribute the Software or work royalty-free, and/or
•	Redistribute the Software or work under the same license/distribution terms as those contained in the license under which it was originally released, and/or
•	Release to the public, disclose, or otherwise make available the Source Code of the Software or work.

For the purposes of this Agreement, by means of example and without limitation, any Software or work that is released or distributed under any of the following licenses shall be Open Source Software: (A) GNU General Public License (GPL), (B) GNU Lesser/Library GPL (LGPL), (C) the Artistic License, (D) the Mozilla Public License, (E) the Common Public License, (F) the Sun Community Source License (SCSL), (G) the Sun Industry Standards Source License (SISSL), (H) BSD License, (I) MIT License, (J) Apache Software License, (K) Open SSL License, (L) IBM Public License, and (M) Open Software License.

1.57	“Parties” means ANP and LTBR (subject to the provisions of Section 17.3) as controlled (as defined in Section 1.3) at the date of the execution of the present Agreement. “Party” has a correlative meaning.

1.58	“PIE” means post irradiation examination analysis.

1.59	“Project” means any existing or future development and/or use project related to the Innovative Fuel Product and associated manufacturing processes within the Domain, each such project being mutually agreed to be pursued by the Joint Owners.

1.60	[omitted]

1.61	[omitted]

1.62	[omitted]

1.63	“R&D Activities” or “Research and Development Activities” mean with respect to Information, the performance of research and development activities (conceptual, preliminary, and final design phases) and obtaining Regulatory Approvals for LTR and/or LTA from Regulatory Authorities, through completion of the PIE by a Party or on behalf of such Party. For the sake of clarity, R&D Activities shall be understood to run through the end of lead test assembly demonstration, and R&D Activities shall not be construed to include the supply of batch reloads.

1.64	“R&D Services Agreements” means executed agreements between the Joint Owners (and the JV, once established) regarding the performance of R&D Activities for the purpose of the Projects.

1.65	“Receiving Party” has the meaning set forth in Section 10.1.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.66	“Regulatory Approval” means any and all approvals (including any applicable supplements, amendments, and pre- and post-approvals), licenses, registrations, or authorizations of any Regulatory Authority necessary for any development and evaluation of the Innovative Fuel Product.

1.67	“Regulatory Authority” means any governmental regulatory authority, agency, or entity involved in granting Regulatory Approval of, or otherwise regulating any aspect of the conduct, development, approval, or implementation of R&D Activities and Use within the Projects, including the U.S. Department of Energy and U.S. Nuclear Regulatory Commission.

1.68	“Representative” means a Party’s and its Affiliates’ respective employees, officers, directors, consultants, and legal, technical, and business advisors.

1.69	“Request” has the meaning set forth in Section 9.2.

1.70	[omitted]

1.71	[omitted]

1.72	“Software” means one or more sets of coded instructions that control the operation of a computer or similar electronic device and are fixed in any tangible medium of expression.

1.73	“Source Code” means Software in human-readable form open to make modifications to it, including but not limited to comments and procedural code such as job control language and scripts to control compilation and installation.

1.74	“Subcontracting” or “Have Made Right” means the right for a Party to have a Third Party, or an Affiliate, that is under an obligation of confidentiality consistent herewith, perform some tasks on behalf of such Party, only for the use, sale, or other disposal by the Party and its Affiliates, of said products or services, provided that a majority of the specifications of such products or services has been designed by or for such Party. For avoidance of doubt such right excludes the right to sub-license the Information. “Have Made” and “Subcontract” have a correlative meaning.

1.75	“Subcontractor” means a Third Party or an Affiliate that has been Subcontracted.

1.76	[omitted]

1.77	[omitted]

1.78	“Successor” has the meaning set forth in Section 17.3.

1.79	“Third Party” means any natural person or legal entity other than the Parties and their Affiliates.

1.80	“Third Party Information” means Information that is not Controlled By (within the meaning of Section 1.7) AREVA NP or Lightbridge or any of their Affiliates.

1.81	[omitted]

1.82	“Trade Secret” means any Information that (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

1.83	“Transfer” means, when used as a noun, any direct or indirect voluntary or involuntary sale, hypothecation, pledge, assignment, attachment, or other transfer, including a transfer resulting from a merger, consolidation, assignment of assets, or other similar transaction, and, when used as a verb, means voluntarily or involuntarily to sell, hypothecate, pledge, assign, or otherwise transfer.

1.84	[omitted]

1.85	“Use” means, with respect to Information, to do one or more of the following: (i) manufacture, obtain Regulatory Approvals for full core or batch reloads, use, market, or sell Innovative Fuel Product(s) (or, outside the Domain, Innovative Fuel Product(s) or any other products) and related services (or Subcontract the foregoing activities) (each, a “Direct Use”), and/or (ii) grant any licenses or any other rights in or to the Information and related IPR to Third Parties (“Indirect Use”).

1.86	[omitted]

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

2. Exhibits.

This Agreement includes the following Exhibits:

(a)	Exhibit A (Membership of IP Committee);

(b)	Exhibit B (Budget for IP Committee);

(c)	Exhibit C (Press release);

(d)	Exhibit D (Approved Subcontractors); and

(e)	Exhibit E (signed and binding Confidentiality Agreement).

All Exhibits listed in this Section 2 are incorporated into and form a part of this Agreement.

3. PURPOSE of the Agreement.

3.1 Purpose.

The purpose of this Agreement is to:

(a)	define Foreground Information and the Joint Owners’ rights therein; and

(b)	specify the use and management terms of the Foreground Information and, in particular, define rights and obligations of the Parties with respect to the Foreground Information.

4. BACKGROUND INFORMATION.

4.1 Rights in Background Information

Each Joint Owner shall have all rights, title, and interest in and to its respective Background Information and is and shall remain the exclusive owner of its Background Information, even if such Background Information (a) becomes incorporated into the Foreground Information, or (b) is Needed, or (c) is used for R&D Activities to generate the Foreground Information or to Use the Foreground Information.

Each Joint Owner shall remain free to protect its Background Information.

Each Joint Owner shall remain free to exploit and use its Background Information except as provided in this Agreement, in prior commitments with Third Parties, in the R&D Services Agreements, and in the IP Annex.

4.2 No Transfer of Intellectual Property Rights in Background Information / No Rights of Use in Background Information Outside the Domain or Within the Domain.

Except for the licenses provided in sections 5.5, 5.6 c) and 7 hereunder, neither Joint Owner under this Agreement grants, assigns, conveys, licenses, or otherwise transfers to the other Party or any Third Party any rights in or to any of its Background Information (or any portion thereof) expressly, impliedly, by estoppel, or otherwise under any circumstances whatsoever outside the Domain, or within the Domain, including as a result of a Party’s Use of the other Party’s Background Information.

Subject to the provisions of sections 5.5, 5.6 c) and 7, neither Party shall have any obligation to grant a license to its Background Information, even if the Party’s Background Information is Needed for Use of Foreground Information or to conduct R&D Activities involving Foreground Information, outside of the Domain or within the Domain (outside or within a Project), by the other Party, unless otherwise agreed on a case by case basis.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

5. Foreground Information.

5.1 Joint Ownership.

ANP and LTBR shall jointly own, in equal, undivided shares (50% each) (and each Party hereby assigns and agrees to assign to the other Party, if needed, an equal, undivided interest in) all right, title, and interest in the Foreground Information (whether developed/acquired in whole or in part by ANP and/or LTBR, and/or the JV), including title to all applicable statutory Intellectual Property Rights issued thereon.

Each Party shall promptly disclose any Foreground Information it has generated, jointly or individually, or that has been generated on its behalf, jointly or individually, to the other Party by means of the IP Committee.

In limited circumstances described in Section 5.3, one Joint Owner (the Abandoning Joint Owner) may give up some of its rights in certain Foreground Information. For the avoidance of doubt, this Section 5 (other than Section 5.3) shall not apply to Foreground Information in which an Abandoning Joint Owner has given up some of its rights, provided that the exception described in this sentence shall solely apply to such specific Foreground Information within that country or region in which the Abandoning Joint Owner has given up such rights. Rights of use in or to Foreground Information in such country or region in which an Abandoning Joint Owner has given up some of its rights shall be agreed by the Parties upon the recommendation of the IP Committee when such Foreground Information is Needed for Direct Use of other Foreground Information.

The terms and conditions applicable to the Joint Owners with respect to Foreground Information associated with ownership, management, or Use thereof or performance of R&D Activities involving the Foreground Information are set forth in this Section 5.

The terms and conditions of section 3.2 of the Non-disclosure agreement effective as of March 20, 2017 are superseded and replaced by the terms and conditions of the present Agreement.

5.2 Cooperation of the Parties in Filings.

The Parties shall cooperate in Filings, and share equally IPR Registration Costs with respect thereto, unless otherwise agreed or in accordance with Section 5.3. All Filings shall be made at a time when appropriate during the development or after the completion of an item of Foreground Information under the names of both Parties as joint owners. The IP Committee shall have the primary administrative responsibility for Filings, and the Parties shall share equally (50/50) all IPR Registration Costs incurred in connection therewith (including allocated in-house attorney expenses, if agreed to in advance by the Parties in writing). As used in this Section 5.2, “administrative responsibility” means the physical preparation of any documents required for a Filing and the submission thereof to the appropriate governmental entity. The Parties hereby agree that, upon unanimous decision of the IP Committee, the IP Committee has the right to Subcontract on behalf of both Parties such tasks to the Firm.

If a Joint Owner fails to pay its share of the IPR Registration Costs relating to a certain portion of Foreground Information (a) on the day before the deadline set by a Third Party that has issued the invoice related to such IPR Registration Costs, or (b) within a six (6) month time period following a notification sent by the other Joint Owner or the IP Committee, whichever occurs first, the Joint Owner that has paid its share and/or has notified the other Joint Owner is entitled to pay the share of the non-paying Joint Owner and to recover the related costs by invoicing the share it has paid for said non-paying Joint Owner. If, despite the invoice and two (2) subsequent written notices, the non-paying Joint Owner has not reimbursed the other Joint Owner within six (6) months of the second written notice for its share of the IPR Registration Costs, the non-paying Joint Owner shall be treated as an Abandoning Joint Owner pursuant to Section5; the prior notices set forth in Section 5.3, second paragraph, for the assignment of all right title and interest in and to the specific IPR at issue shall be deemed to have taken place.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

5.3 Extension and Withdrawal.

If one Joint Owner decides (a) not to extend, (b) to abandon, and/or (c) not to continue a granting procedure relating to IPR in any Foreground Information (or part thereof) in any country or other region (hereinafter the “Abandoning Joint Owner”), the Abandoning Joint Owner shall notify the other Joint Owner through the IP Committee no later than three (3) months prior to the date of extension, the date of renewal of the IPR, or the date of the next step of the granting procedure.

The Abandoning Joint Owner shall further provide such other Joint Owner the right and option to extend or maintain the IPR to be abandoned or continue the procedure on its own behalf and at its own IPR Registration Costs. If, within thirty (30) business days following the receipt of such notice, the other Joint Owner elects to exercise such right, the Abandoning Joint Owner agrees to assign, free of charge, to the other Joint Owner all right, title, and interest in and to the specific IPR at issue but solely within the country or region that is the subject of the Abandoning Joint Owner’s decision. The Abandoning Joint Owner thereafter cannot claim any right in the specific IPR in the Foreground Information that has been disclaimed in such country or region. If the other Joint Owner chooses to extend, renew, or continue the granting procedure without the Abandoning Joint Owner, the other Joint Owner shall be responsible for all IPR Registration Costs incurred in connection therewith after the date of the Abandoning Joint Owner’s notice.

If within thirty (30) business days following the receipt of the notice, the other Joint Owner does not exercise its right to the assignment of the IPR to be abandoned, the Abandoning Joint Owner is free not to extend, not to continue the pending procedure, or to abandon, as applicable, without further obligation to the other Joint Owner and to instruct the IP Committee to do so.

5.4 Further Cooperation.

The Parties undertake:

(a)	to cooperate to prepare, file, prosecute, issue, establish, maintain, defend, and enforce the IPR in the Foreground Information in accordance with this Agreement and the decisions of the IP Committee;

(b)	to provide each other with all the reasonable technical or administrative documents required to register and obtain the IPR in the Foreground Information, even if one Party elects to abandon or not to pursue IPR in the Foreground Information in a given country or region;

(c)	to ensure that the names of all inventors are mentioned in any patent applications, according to applicable Law;

(d)	to ensure that their Representatives and Subcontractors who are identified as inventors provide any and all signatures and carry out any and all formalities required for the application, registration, and maintenance in force and defense of the IPR and, in particular, that they execute an assignment of rights in compliance with patent procedure in all relevant countries or regions (including, without limitation, the United States);

(e)	for each Party, to be responsible for the payment of any consideration which is due to persons working on its behalf, including its own inventors, in accordance with applicable Law (No fee, payment, or compensation will be paid by a Joint Owner to the Representatives, Subcontractors, agents, or any other internal or external collaborator of the other Joint Owner unless otherwise agreed.); and

(f)	to ensure that the first filing requirements, including in France and the United States, are taken into account so that patents are validly applied for in both countries.

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5.5 Foreground Information and Background Information: Rights of Use and to Perform R&D Activities Within the Domain.

Prior to the formation of the JV, or at the latest until 28th February 2018, neither Joint Owner will engage in performing R&D Activities relating to, Direct Use of, or Indirect Use of the Foreground Information, within the Domain without the approval of the other Joint Owner.

(a) During the Term of the JV.

(i) Direct Use of/ R&D Activities relating to the Foreground Information.

During the term of the JV, neither Joint Owner will engage in R&D Activities or Direct Use of the Foreground Information within the Domain outside the JV, except for Non-Joint Projects as described in Section 7 of this Agreement.

The JV, once formed, shall have the exclusive right to engage in R&D Activities relating to and Direct Use of the Foreground Information within the Domain, except for Non-Joint Projects.

Accordingly, each Joint Owner shall grant the JV an exclusive license to the Foreground Information in accordance with the IP Annex and the R&D Services Agreements.

Each Joint Owner shall grant the JV a non-exclusive license to its Background Information Needed for the Direct Use of the Foreground Information by the JV in accordance with the R&D Services Agreements.

(ii) Indirect Use.

During the term of the JV, neither Joint Owner shall grant any license (whether exclusive or non-exclusive) to Third Parties in or to the Foreground Information within the Domain without the prior written express consent of the other Joint Owner and the JV. The prior written express consent of the JV shall be granted pursuant to a two-step approval process in which: (1) the Joint Owners notify the IP Committee of the potential future license to the Foreground Information within the Domain, then (2) the Board approves said license upon information and recommendation by the IP Committee.

If such license is approved, each Joint Owner shall be compensated for granting rights in and to the Foreground Information, unless otherwise agreed. The Joint Owners shall discuss the terms and conditions, including financial conditions, of such rights, it being agreed that they shall share between themselves in equal shares (after deduction, if relevant, of out of pocket costs incurred by either of them for the grant of such rights) any payments made by such Third Party licensee in consideration of such rights in Foreground Information.

Upon recommendation of the IP Committee, a Joint Owner owning any Background Information Needed for Direct Use of such licensed Foreground Information by a Third Party shall grant a royalty-bearing limited license to the Third Party solely as Needed for such Direct Use of the Foreground Information by the Third Party licensee on terms and conditions (including financial conditions) to be agreed by the Joint Owners. The Joint Owners agree that such compensation shall be based on the revenue generated from the Indirect Use of the Foreground Information and calculated as an arm’s length royalty, or any other mutually acceptable mechanism, and that they shall use commercially reasonable efforts to negotiate such conditions in good faith with the Third party. Any payments made by such Third Party licensee in consideration of such rights in Background Information shall be given to the Background Information Joint Owner.

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(b) After the Term of the JV within the Domain.

(i)	After the term of the JV, neither Joint Owner shall conduct R&D Activities involving Foreground Information, or Use the Foreground Information, or use the Foreground Information for whatever purposes (including Subcontracting), in the Domain without the prior written express consent of the other Joint Owner.

If any such Use, or R&D Activities, or use is agreed by both Joint Owners upon recommendation of the IP Committee, with such recommendation requiring unanimous consent and a decision to be made by the IP Committee within one (1) month after having received a written notice from at least one Joint Owner, each Joint Owner shall be compensated for granting rights in and to the Foreground Information, unless otherwise agreed. The Joint Owners agree that

- such financial compensation shall be based on the revenue generated from the Use of, or R&D Activities involving, or use of such Foreground Information (or another mutually acceptable compensation mechanism, e.g. based on the value contribution of the portion of Foreground Information that is Used, as assessed unanimously by the IP Committee), and

- calculated as an arm’s length royalty, and

- that the Joint Owners shall use commercially reasonable efforts to negotiate such royalty in good faith.

(ii)	If Direct Use or R&D Activities including the Foreground Information by the requesting Joint Owner have been approved by the other Joint Owner, it shall grant a non-exclusive, non-transferable, non-assignable, non-sublicensable (except for Subcontracts and subject to limitations as described in Section 8 on any such Subcontracts) license to its Background Information Needed for Direct Use of, or R&D Activities involving, the Foreground Information, subject to a royalty payable by the Joint Owner that Directly Uses or conducts R&D Activities including the Foreground Information. Such license shall be granted under conditions to be negotiated in good faith as an arm’s length transaction.

5.6 Foreground Information and Background Information: Rights of Use and to Perform R&D Activities Outside the Domain.

(a) License to Foreground Information outside the Domain

Subject to the exception set forth in Section 5.6(b) below, before formation of the JV and during the term of the JV, each Joint Owner is free to non-exclusively conduct R&D Activities, Use Foreground Information, and use Foreground Information for whatever purposes outside the Domain without approval of or paying compensation to the other Joint Owner, subject to the restrictions set forth in Section 5.6(b). Such provisions shall survive the term of the JV. Conduct of R&D Activities, Use of Foreground Information, and use of Foreground Information for whatever purposes outside the Domain on an exclusive basis is subject to the written prior express approval of the other Joint Owner, which shall not be unreasonably withheld.

For civil maritime and naval applications, each Joint Owner shall request written prior express approval for any use (including but not limited to Use and R&D Activities) of the Foreground Information by the other Joint Owner, who shall give or not its approval at its sole discretion within a month after receiving the request.

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(b) License to Foreground and Background Information other than for the Innovative Fuel Product

For the avoidance of doubt, any Use of, or use for whatever purposes of, or performance of R&D Activities involving the Foreground Information, for any purpose or products other than the Innovative Fuel Product or conducting R&D Activities relating to the Innovative Fuel Product, even for types of reactors identified in the definition of the Domain of the JV, is deemed to be outside the Domain. This specific use for types of reactors in the Domain of the JV has a specific license regime:

(i)	During the Term of this Agreement, outside the Domain and only for types of reactors in the Domain of the JV for purposes or products other than the Innovative Fuel Product, AREVA NP shall have the exclusive worldwide right to Use the Foreground Information, perform R&D Activities relating to the Foreground Information, and use the Foreground Information for whatever purposes; provided, however, that for such Use, performance of R&D Activities, or use, AREVA NP shall (i) inform in writing, (ii) negotiate a license agreement in good faith under commercially reasonable conditions, and (iii) pay royalties or other mutually agreed financial compensation to Lightbridge. The royalty shall be calculated at arm’s length and based on the recognition of the revenue generated by the sales of batch reloads of the Fuel Assembly System and related services.

Lightbridge shall not withhold consent to such license agreement so long as the Joint Owners negotiate the license agreement in good faith.

The royalties due under such a license agreement shall be calculated based on the value contribution of the portion of Foreground Information that is Used or used, as assessed by unanimous agreement of the IP Committee.

Areva NP shall inform the IP Committee in writing of its intent to Use any Foreground Information, perform R&D Activities relating to the Foreground Information, or use the Foreground Information for purposes/products other than the Innovative Fuel Product as described in this Section 5.6(b) and the proposed conditions of such Use, R&D Activities, or use.

The IP Committee shall evaluate the specific value contribution of the relevant portion of Foreground Information and give its assessment in writing to both Joint Owners within one (1) month of Areva NP’s notice. The IP Committee shall take into account the value contribution percentages of all elements contributing to the Fuel Assembly System. Unless AREVA NP expressly approves in writing, Lightbridge shall have no right to Use the Foreground Information, perform R&D Activities relating to the Foreground Information, or otherwise use the Foreground Information for other purposes than the Innovative Fuel Product for types of reactors in the Domain of the JV.

(ii)	If Lightbridge’s Background Information is Needed for Use of the Foreground Information (or to perform R&D Activities relating to the Foreground Information or otherwise use the Foreground Information) for purposes or products other than the Innovative Fuel Product for types of reactors in the Domain of the JV, as set forth above, Lightbridge and Areva NP, in good faith, shall use commercially reasonable efforts to negotiate a limited non-exclusive, non-transferable, non-assignable license in Lightbridge’s Background Information to the other Joint Owner solely to the extent Needed for such Use, R&D Activities, or use as recognized by the IP Committee.

(c) License to Background Information for Direct Use of the Foreground Information for nuclear reactors outside the Domain

If a Joint Owner’s Background Information is Needed by the other Joint Owner in order to Directly Use the Innovative Fuel Product (or to conduct R&D Activities involving the Innovative Fuel Product) outside of the Domain for nuclear reactors other than those listed in the Domain definition, the Joint Owners, in good faith, shall use commercially reasonable efforts to negotiate a limited non-exclusive, non-transferable, non-assignable, royalty bearing license in said Background Information solely to the extent Needed for such Direct Use and/or R&D Activities as recognized by the IP Committee.

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5.7 Third Party Information.

The Parties acknowledge that (a) they do not currently contemplate that the Foreground Information shall incorporate any Third Party Information, and (b) neither Party shall incorporate any Third Party Information into the Foreground Information unless the Parties have previously agreed in writing on the incorporation of such Third Party Information into the Foreground Information and the allocation of responsibility for any associated royalties or license fees.

5.8 No Other Rights.

Except as otherwise expressly provided herein, nothing in this Agreement shall be deemed to grant, directly or by implication, estoppel or otherwise, any right or license with respect to any Information or other Intellectual Property Rights.

5.9 Assignment of Foreground Information.

(a)	Other than (i) a Change in Control of a Joint Owner, or (ii) assignment to an entity Controlled (as defined in Section 1.3 first paragraph) by AREVA NP, or (iii) an assignment in the form of a pledge/hypothecation to a lender or creditor not on the list of Restricted Transferees in the JV Operating Agreement, the Joint Owners shall not assign their ownership interests in the Foreground Information (including the IPR therein) to any Third Party for a period of five (5) years from the effective date of the related R&D Services Agreement for the Project under which the Foreground Information has been generated (the “Lock-Up Period”). When such Lock-Up Period has expired, each Joint Owner may assign all or part of its share in the Foreground Information and the IPR therein, subject to providing the other Joint Owner a right of first offer and a right of first refusal to acquire such share of Foreground Information in the following manner:

(b)	Except in the case of (i) an assignment to an Affiliate, or (ii) an assignment to an entity controlled (as defined in Section 1.3) by AREVA NP, or (iii) an assignment in the form of a pledge/hypothecation to a lender or creditor not on the list of Restricted Transferees in the JV Operating Agreement, prior to the assignment of ownership of Foreground Information, the Joint Owner proposing to assign all or any portion of its ownership interest (the “Offering Owner”) must deliver an assignment notice to the other Joint Owner at least sixty (60) days but no more than ninety (90) days prior to the proposed assignment, setting forth the price of the assignment of the Foreground Information. The other Joint Owner shall have the option to purchase (or to designate a Third Party to purchase) all of the Foreground Information ownership interests proposed to be assigned for the cash purchase price set forth in the assignment notice. The other Joint Owner shall have sixty (60) days from receipt of the assignment notice in which to exercise its option to purchase (or to designate a third party to purchase) all of the Foreground Information ownership interests pursuant to this Section 5.9(b) by providing written notice of exercise of the option to the Offering Owner.

In the event that at the end of the sixty (60) day period contemplated by Section 5.9(b), the other Joint Owner has not elected to purchase (or to designate a Third Party to purchase) all of the Foreground Information ownership interests proposed to be assigned, then the Offering Owner shall be free to market to and consummate a transaction as described in the assignment notice with a third party purchaser who is not on the list of Restricted Transferees in the JV Operating Agreement, provided that within sixty (60) days after the end of the sixty (60) day period contemplated by Section 5.9(b), a definitive agreement is executed for the sale of such interests, and the terms and conditions (including price) in such agreement are no more favorable to the purchaser than those set forth in the assignment notice to the other Joint Owner.

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Such Transferee shall have the rights and obligations of the transferor Joint Owner related to the Foreground Information. Additionally, the other Joint Owner shall provide to the Transferee a license on reasonable terms to the other Joint Owner’s Background Information solely as Needed to Use (or for performing R&D Activities) the assigned Foreground Information.

6. GOVERNING BODIES, ROLES, AND RESPONSIBILITIES.

6.1 Intellectual Property Committee (IP Committee).

(a)	The IP Committee is made of at least two (2) representatives of each Joint Owner. Each Joint Owner has equal voting rights in the IP Committee’s decisions, but the IP Committee shall not take any action relating to any Information except upon unanimous agreement.

(b)	Each Joint Owner may appoint its own representatives to the IP Committee, and such individuals become members of the IP Committee upon their appointment. The initial representatives will be designated by the Parties in Exhibit A. Should a Party wish to replace one of the representatives, the Party will appoint an appropriate replacement representative and notify the other Party within a reasonable period and, in the case of a departing or transferring employee as the representative to be replaced, no later than twenty (20) calendar days after the employee’s departure or transfer. Exhibit A shall be promptly amended upon mutual agreement of the Parties in the event of a change in membership of the IP Committee. Within sixty (60) days of the first appointments to the IP Committee, the IP Committee shall establish a chart and communicate it to the Joint Owners’ CEOs.

(c)	Each representative of a Joint Owner may appoint a proxy if needed. Each Joint Owner may request a Third Party under confidentiality obligations to provide suggestions to the IP Committee.

(d)	The IP Committee shall meet every two (2) months or more or less frequently, if mutually agreed by the Parties.

(e)	The Parties agree that in case of conflicts among the Joint Owners:

(i)	relating to the opportunity to file patent applications to protect the Foreground Information (as opposed to keeping such Foreground Information confidential), Filing shall be preferred, or

(ii)	relating to other issues, such as regarding a decision or the meaning of the principles set out in this Agreement, they will follow the escalation procedures defined in Section 6.3.

(f)	The IP Committee shall be responsible for making recommendations to the Joint Owners regarding the following:

(i)	determining whether performance relating to Foreground Information under any agreement (including the present Agreement) is satisfactory with respect to IPR and reporting to the Board (during the term of the JV) as well as to the Joint Owners;

(ii)	updating the Background Information identified on Exhibit A of the R&D Agreement as necessary by reviewing the Deliverables on a systematic and regular basis;

(iii)	reviewing the identification of Foreground Information on a continuous basis, and, if necessary, modifying such identification;

(iv)	maintaining a current list of Foreground Information;

(v)	determining the IPR regime applicable to such Foreground Information;

(vi)	determining whether IPR have been used in compliance with the definitive agreements between the Parties (including this Agreement);

(vii)	making Filing decisions relating to IPR relating to the Foreground Information in any country or region before any patent, trademark, domain name, or copyright office or other governmental or administrative entities, including decisions to keep any Foreground Information confidential;

(viii)	appointment of the Firm(s);

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(ix)	instructing the Firm(s) regarding the management of IPR in the Foreground Information and the procedures and formalities relating to the IPR in the Foreground Information (it being understood that neither Joint Owner individually has any right to instruct the Firm except as provided herein or otherwise mutually agreed in writing);

(x)	tracking the status of, and any upcoming deadlines associated with, the Filings, including, if necessary, (A) by requiring the Firm(s) to regularly provide periodic status updates regarding the Filings, and (B) by maintaining an internal database to track the status of, and any upcoming deadlines associated with, the Filings;

(xi)	reviewing and approving any agreements with Third Parties relating to or granting IPR (including license agreements, in particular upon Open Source Software terms in accordance with section 9.2, sublicense agreements, Subcontracting agreements, and services agreements);

(xii)	reviewing and assessing the value contribution of a portion of Foreground Information for a specific Use or R&D Activity upon request from a Joint Owner, e.g., for the purposes of setting a royalty rate resulting from said Use, or R&D Activity of such portion of Foreground Information;

(xiii)	evaluating the overall value contribution percentages of the IPRs to the Fuel Assembly System;

(xiv)	approving communication to the public or/and publication of Background Information or Foreground Information;

(xv)	providing all guidelines and processes regarding IPR to Third Parties needed within the Domain;

(xvi)	defining a Filing strategy and associated budget estimates for the following year on an annual basis;

(xvii)	reviewing and approving all the requests for “Needed Background” from the Joint Owners or the JV;

(xviii)	reviewing and approving any Background Information and/or Foreground Information license requests (including but not limited as part of Subcontracting agreements) and, if required, providing recommendations related thereto to the Board;

(xix)	recommending, within 90 days of the formation of the IP Committee, commercially reasonable requirements for systems, processes and procedures to be utilized by the Joint Owners and the JV to adequately protect Background Information and Foreground Information IPR; and

(xx)	reviewing, and/or auditing on an “as needed” basis, the implementation and effectiveness of the systems, processes and procedures utilized by the Joint Owners and the JV to adequately protect Background Information and Foreground Information IPR, and making commercially reasonable recommendations to the Joint Owners and JV regarding modifications to the same to ensure such adequacy.

6.2 Budget for IP Committee.

Within sixty (60) days of the signature of this Agreement, the Joint Owners will establish the initial annual budget for the IP Committee. It will be attached as Exhibit B to this Agreement.

For each annual period during the term of this Agreement after the first annual period, the IP Committee will prepare a budget and submit it to the Joint Owners for approval.

6.3 Escalation to Joint Owners.

In the event of a deadlock of the IP Committee on a matter presented for a vote, the IP Committee members will use commercially reasonable efforts to resolve the dispute within thirty (30) days. If the issue has not been resolved within the 30-day period, the IP Committee will escalate the dispute to the respective Joint Owner CEOs or their designees, who will meet within thirty (30) days to discuss and use commercially reasonable efforts to resolve the dispute. If the Joint Owners remain unable to resolve the dispute within thirty (30) days of the initial meeting of the Joint Owner CEOs or their designees, either Joint Owner may pursue arbitration as set forth in Section 16 of this Agreement.

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7. Non-Joint Projects.

If a Party wishes to pursue R&D Activities involving or relating to Foreground Information, for, or Direct Use of, the Innovative Fuel Product within the Domain that the other Party does not wish to pursue (a “Non-Joint Project”), the Party that wishes to pursue the Non-Joint Project may do so six (6) months after providing notice to the other Party. If the other Party objects during such six-month period, the Parties will negotiate in good faith whether to jointly pursue the project, provided that if the Parties have not reached an agreement by the end of such period, the Party that wishes to pursue the Non-Joint Project may do so.

A Party pursuing a Non-Joint Project shall pay a royalty fee to the other Party for R&D Activities and/or Direct Use of the Foreground Information in the Non-Joint Project.

Subject to the other provisions of this Section 7, a Party that does not pursue a Non-Joint project, shall grant under a separate agreement during the term of the JV a non-exclusive, non-transferable, non-assignable, worldwide, royalty-bearing, non-sublicensable (except for Subcontracts for purposes of the Non-Joint Project and subject to limitations as described in Section 8 on any such Subcontracts) right and license in and to its Background Information to the other Party pursuing a Non-Joint Project solely to the extent such Background Information is recognized by the IP Committee as Needed for Direct Use or conducting R&D Activities involving the Foreground Information in the Non-Joint Project.

The Parties, in good faith, shall use commercially reasonable efforts to negotiate a royalty fee within six (6) months of the first activity relating to a Non-Joint Project in which a Party pursuing the Non-Joint Project engages for: (i) Foreground Information and (ii) Background Information of the other Party recognized by the IP Committee as Needed for Direct Use (and/or performing R&D Activities) of the Foreground Information in the Non-Joint Project.

8. Subcontracting.

(a) Before or During the term of the JV

During the term of the JV, or at any time after 28th February 2018 if the JV isn’t yet formed, any Subcontracting agreement within the Domain shall include terms consistent with the terms of this Agreement and shall, at a minimum, require the Subcontractor to notify the Subcontracting Party of the generation of any Foreground Information, and, to agree with (i) confidentiality obligations at least as restrictive as those imposed on the Parties by this Agreement and (ii) Information and Intellectual Property Rights ownership and rights consistent with this Agreement.

To the extent Subcontracting within the Domain includes the disclosure to a Third Party of the other Joint Owner’s Confidential Information (including Background Information or Foreground Information), the Party that wishes to Subcontract shall obtain the other Joint Owner’s written approval prior to any such Subcontracting. Such other Joint Owner may require the Subcontractor to agree to certain conditions needed to protect confidentiality. The Subcontractors listed in Exhibit D are deemed approved by the Parties.

(b) After the term of the JV

After the term of the JV, any Subcontracting agreement within the Domain shall include terms consistent with the terms of this Agreement and shall, at a minimum, require the Subcontractor to notify the Subcontracting Party of the generation of any Foreground Information, and , to agree with (i) confidentiality obligations at least as restrictive as those imposed on the Parties by this Agreement and (ii) Information and Intellectual Property Rights ownership and rights consistent with this Agreement.

To the extent Subcontracting within the Domain includes the disclosure to a Third Party of the other Joint Owner’s Background Information, the Party that wishes to Subcontract shall obtain the other Joint Owner’s written approval prior to any such Subcontracting. Such other Joint Owner may require the Subcontractor to agree to certain conditions needed to protect confidentiality. The Subcontractors listed in Exhibit D are deemed approved by the Parties.

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9. Background Information and Foreground Information: Software-Specific Provisions.

9.1 General Principles.

Unless expressly stated otherwise herein, rights of Use and to perform R&D Activities described in this Agreement:

(a)	do not include any right to require the creation and delivery of: (A) any Object Code or Source Code ported to any particular hardware platform, or (B) any API or Software documentation in any particular format or content, other than as the item is available from the Joint Owner granting rights of Use or performing R&D Activities; and

(b)	do not imply any obligation by the granting Joint Owner to provide any support or maintenance for the Software, (B) to bear any responsibility for any claims for defects in the Software, or (C) to grant rights of Use or perform R&D Activities to Source Code except as expressly otherwise provided in this Section 9.

Rights granted by a Party in Foreground Information for Use or performing R&D Activities to the other Party(ies) shall be in the form of Object Code, unless otherwise expressly agreed between the Parties.

Rights granted by a Party in its Background Information for Use or performing R&D Activities to the other Party(ies) shall be in the form of Object Code, unless otherwise expressly agreed between the Parties.

Where a Party has access to Source Code for R&D Activities or for Use of the Foreground Information, access rights to such Source Code shall, unless the Parties agree in writing to the contrary, comprise a worldwide right to copy, use, and modify such Source Code as required to support the exercise of the R&D Activities and/or Direct Use granted to such Party in respect of corresponding Object Code, but, unless the Parties agree in writing to the contrary, such Party shall not sublicense such Source Code or make it available to any Third Party in whole or in part.

9.2 Open Source Software.

(a)	Each Party shall abstain from introducing Software into its Background Information in a manner or upon terms that would or might result in a requirement that all or some of the Foreground Information must, either generally or under certain circumstances, be licensed under Open Source Software terms, unless the other Party has formally approved in writing such introduction.

(b)	Following the signature of this Agreement, any Party that is seeking such approval shall provide the other Party with a written request for approval (“Request”) containing sufficient information, substantially in the format set out in Exhibit B hereto, to enable the other Party to assess whether the introduction of the Background Information, upon the Open Source Software terms that are applicable to it, would or might result in any requirement referred to in Section 9.2(a). The other Party shall inform the IP Committee in writing within forty (40) days from receipt of the Request whether it approves the introduction for which approval is requested in the Request. Any Party that fails to respond to a Request within such period shall be notified by the IP Committee that it has a further thirty (30) days to respond and in the absence of a response from such Party within such further thirty (30) day period it shall be deemed to have approved the Request. Any rejection to a Request shall include a written explanation. Each Request shall recite the procedures described in this paragraph, including the effect of a failure to respond to the Request.

As soon as possible after the lapse of such forty (40) day period (and any further periods as above), the IP Committee shall inform the Parties in writing whether such introduction has been approved.

However, the approval or the lack of approval of any above Request shall not constitute an agreement pursuant to this Agreement that any Foreground Information may be licensed on Open Source Software terms. Licensing of Foreground Information on Open Source Software terms is subject to the prior, express and written approval of the Joint Owners upon recommendation of the IP Committee in accordance with section 6.

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(c)	The unanimous approvals as referred to in this Section and any approvals that have been agreed by all Parties before signing this Agreement shall be recorded and kept by the IP Committee and made available upon request. These approvals shall be final.

(d)	Each Party shall comply with the terms of the approvals referred to in this Section (i.e., each approval only applies within the scope of the stated license terms and expressly agreed use).

10. Confidential Information.

10.1	Confidentiality Obligations. Each Party (the “Receiving Party”) acknowledges that in connection with this Agreement it will gain access to Confidential Information of the other Party (the “Disclosing Party”). All such Information shall be governed exclusively by the Confidentiality Agreement, both during and after the Term of this Agreement, and shall be deemed to have been exchanged thereunder. If the Confidentiality Agreement is voided or for any reason ceases to be in full force and effect the Parties agree to maintain the confidentiality of information exchanged hereunder and to promptly amend this Agreement to effectuate the intended purpose of the Confidentiality Agreement with respect to information exchanged hereunder.

10.2	Confidentiality of Agreement. Neither Party shall disclose the terms and conditions or existence of this Agreement without the prior written consent of the other Party, except as may be required by Law. If a Party determines that disclosure is required by Law, it shall consult with the other Party to minimize such disclosure. Notwithstanding the foregoing, the Parties hereby agree that they may issue a press release as described in Section 10.3.

10.3	Publications; Press Releases.

Unless otherwise mutually agreed by the Parties, neither Party shall have the right to publish or allow the publishing of any Foreground Information, Background Information, or Confidential Information of the other Party, even where such Information is amalgamated with such Party’s Foreground Information, Background Information, or other Information.

A copy of any proposed publication or communication including or in connection with Foreground Information, Background Information, or Confidential Information of the other Party, shall be sent to the IP Committee at the earliest time possible and no fewer than sixty (60) days prior to such proposed publication or communication. The IP Committee may object to the publication within twenty five (25) calendar days after receipt of a copy of the proposed publication.

The proposed publication shall not take place until the expiration of the above-identified period of twenty five (25) calendar days.

In the event that an objection is raised on any of the grounds defined above within the above-identified period of twenty five (25) calendar) days, the Party proposing the publication and the IP Committee objecting shall seek in good faith to agree on a solution on a timely basis whereby such objection is resolved.

Such publication shall not be made without the Parties’ express approval based on the advice of IP Committee. In the absence of any express approval within the above-mentioned period, it is deemed that the Parties disagree to the proposed publication.

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The Parties hereby agree that either Party or both Parties may issue a press release upon execution of this Agreement, attached hereto as Exhibit C. Each Party approves the press release in Exhibit C for issuance as is without further approval or consent and the filing of a Form 8-K with the United States Securities and Exchange Commission fully consistent with the press release in Exhibit C. The parties shall mutually agree upon in writing (i) any other public disclosure that a Party may have to make in connection with the signing of this Agreement to comply with applicable Law, including the filing of a Form 8-K with the United States Securities and Exchange Commission, or (ii) any public disclosure in connection with this Agreement that either Party or the Parties may decide to make.

11. Patent, Trademark, and Copyright Infringement Claims

11.1 Infringement of Foreground Information.

(a)	The Parties shall notify the IP Committee of any potential or actual infringement or misappropriation by any Third Party of any Intellectual Property Right or other proprietary right that forms part of the Foreground Information or of any proceeding relating to the ownership of the Foreground Information and shall provide the IP Committee with any available evidence of such infringement or misappropriation.

(b)	The Joint Owners, with the advice of the IP Committee, shall discuss the various possible actions to consider pursuing and shall provide each other with all the elements at their disposal which enable the nature and scope of these to be assessed. In addition, they shall exchange any and all documents, powers of attorney, or signing authorities which are required so as to implement the initiatives set forth herein.

(c)	The Joint Owners, with the advice of the IP Committee, shall jointly decide whether to bring an action against an infringing or potentially infringing Third Party and whether such proceedings should be managed jointly.

(i)	If the Joint Owners agree to bring a joint action for the infringement or potential infringement of any IPR in the Foreground Information by a Third Party, then they shall jointly make decisions regarding the conduct of the proceedings. The reasonable expenses and disbursements paid in connection with such action will be considered as IPR Registration Costs and all monies actually received as a result of the infringement action will be accordingly shared among the Joint Owners.

(ii)	If the Joint Owners do not agree to begin such an action, then either Joint Owner will have the right, but not the obligation, to bring or defend an action involving claims or counterclaims for such infringing or potentially infringing activity on its own upon at least thirty (30) days’ advance written notice to the other Joint Owner. The Joint Owner receiving such notice shall treat such notice as Confidential Information in accordance with the provisions set forth in this Agreement.

1.	Any action involving Foreground Information that is brought or defended by one Joint Owner (the “Acting Joint Owner”) shall be at the sole expense of the Acting Joint Owner, and any recoveries gained, or liabilities incurred due to the fault of the Acting Joint Owner, in such action shall be entirely that of the Acting Joint Owner. The Acting Joint Owner shall retain control of any such action, including the sole right to select, retain, and direct counsel, and to make any and all decisions with respect to claims, defenses, counterclaims, settlement, and strategy.

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2.	Further, the Acting Joint Owner may initiate any such action in its own name and/or in the name of the other Joint Owner (the “Non-Acting Joint Owner”) if necessary under applicable Law in order for the Acting Joint Owner to initiate such action. The Joint Owner initiating any action shall keep the other Joint Owner informed on a regular basis regarding the development and, if any, the conclusion, either through the decision of a court or other tribunal or through settlement, of the action. The Acting Joint Owner shall inform the Non-Acting Joint Owner of any challenge to the validity of any IPR in the Foreground Information (including any patent right), and the Non-Acting Joint Owner may, at its option, decide to join the proceedings.

3.	Each Joint Owner further agrees that in the event that it is a Non-Acting Joint Owner but is determined to be a necessary party to enforce any of the IPR, the Non-Acting Joint Owner will voluntarily join such suit at the Acting Joint Owner’s reasonable expense.

4.	To the extent permitted by the Law, the Non-Acting Joint Owner will not make any statement that may impair the interests of the Acting Joint Owner in the action.

(d)	If during an infringement action either Joint Owner decides to discontinue its participation in the action, then the continuing Joint Owner will pay all future expenses associated with such action and will retain all monies or consideration from such action after first reimbursing any infringement action-related expenses incurred by the discontinuing Joint Owner at a rate equal to the percentage of total expenses contributed by the discontinuing Joint Owner.

(e)	Upon the other Joint Owner’s request and to the extent reasonably necessary, each Joint Owner and its Affiliates shall provide assistance and cooperation, and will promptly take such actions and execute all documents in recordable form and substance requested by the other Joint Owner, to defend, protect, confirm, or enforce: (i) the Parties’ rights and interests in and to the IPR in the Foreground Information, and (ii) the other Joint Owner’s prosecution, maintenance, defense, and enforcement of the IPR in the Foreground Information, at the other Joint Owner’s reasonable cost. To that end, each Joint Owner shall make its best efforts to grant access to any inventor involved in the creation, drafting, or prosecution of the IPR in the Foreground Information and require such inventor to provide cooperation and assistance as set forth herein in connection with the prosecution, enforcement, and litigation of any IPR in the Foreground Information.

(f)	Neither Joint Owner shall settle any action involving Foreground Information in any manner that diminishes the rights therein without the prior written consent of the other Joint Owner, including without limitation the grant of a license to a Third Party during any action. If an action, suit, or proceeding is brought and prosecuted by a Party individually, the other Party shall not grant a license to or for the benefit of a Third Party that is alleged in such action, suit, or proceeding to be infringing or misappropriating proprietary rights relating to the Foreground Information if such license would have a material effect on such action, suit, or proceeding, unless such license is granted in good faith in the ordinary course of such Party’s business.

(g)	For the avoidance of doubt, the present clauses related to the litigation shall not apply to Foreground Information that is not jointly owned by the Joint Owners or to Background Information of the other Joint Owner.

(h)	Subject to compliance with the provisions of Section 11, each Joint Owner hereby waives its right to hold the other Joint Owner (whether as plaintiff or as defendant) liable for any consequences that may affect the validity of patents arising from any legal action relating to the IPR in the Foreground Information.

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11.2	Third Party Claims of Infringement Relating to Foreground Information. Each Party agrees to promptly notify the other Party upon becoming aware of any action, suit, or proceeding brought against it by any Third Party that is based on a claim that the Foreground Information infringes any patent, copyright, or other IPR. In addition to the rights of each Party under Section 11.2, the Parties may, upon mutual agreement, cooperate in the defense against such action, suit, or proceeding, and in such case shall promptly execute all papers and perform such other acts as may be reasonably required to join in such defense. In any event, each Party shall provide all reasonable assistance and information to the other Party in support of proceedings concerning infringement within the Domain.

12. Representations and Warranties; Indemnification

12.1	Generally. Each Party represents, warrants, and covenants that (a) it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the Laws of its jurisdiction of incorporation, organization, or chartering; (b) it has the full right, power, and authority to enter into this Agreement, to grant the rights and licenses granted hereunder, and to perform its obligations hereunder; (c) the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the Party; and (d) when executed and delivered by such Party, this Agreement will constitute the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

12.2	Use of the Foreground Information or R&D Activities Relating to Such Foreground Information Outside the Domain or for Non Joint Projects. To the extent that a Party Uses or otherwise uses the Foreground Information or conducts R&D Activities outside the Domain or for Non-Joint Projects, each Party does so at its own risk and such Party (the “First Party”) shall defend, indemnify, and hold harmless the other Party (the “Second Party”) and its Affiliates, customers, licensees, distributors, directors, officers, employees, and agents against any losses, claims, damages, or liability arising or in connection with any Use, use, misuse, or interpretation of the Foreground Information , including, without limitation, reasonable attorneys’ fees and other costs and expenses, (hereinafter in this section referred to as a “Outside-the-Domain Claim”), provided:

	(a)	the Second Party has promptly notified the First Party of such Outside-the-Domain Claim, provided, however, that the failure to notify the First Party shall not relieve the First Party of its obligations hereunder except to the extent it is actually prejudiced thereby;

	(b)	the Second Party has granted the First Party the sole right and control to defend and settle the Outside-the-Domain Claim;

	(c)	the Second Party has made and will make no admission, compromise, or settlement without the express prior written consent of the First Party;

	(d)	the Second Party has provided all reasonable assistance requested by the First Party at the First Party’s sole expense; and

	(e)	The Second Party shall have the right, at its own expense, to appoint its own counsel to participate in any claim, suit, or proceeding, and the First Party shall cooperate with the Second Party and such counsel. If the First Party fails to reasonably discharge its obligation to defend the Second Party, the First Party shall reimburse the Second Party for reasonable attorneys’ fees and other costs incurred by the Second Party.

12.3

Intellectual Property Rights of the Other Party. Each Party represents, warrants, and covenants, on behalf of itself and its Affiliates, that it shall not use the other Party’s Intellectual Property Rights except as contemplated by this Agreement, the IP Annex, or the R&D Services Agreements, in each case, in accordance with the terms and conditions of such agreements.

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12.4	Indemnification. Each Party (the “Indemnifying Party”) shall defend, indemnify, and hold harmless the other Party (the “Indemnified Party”) and its Affiliates, customers, licensees, distributors, directors, officers, employees, and agents against any claim, suit, or proceeding alleging that the Background Information incorporated into the Foreground Information and/or the Foreground Information, Use or use thereof, or performance of R&D Activities, by the Indemnifying Party, relating to the Foreground Information infringes or misappropriates any worldwide copyright, mask work, Trade Secret, patent, or other Intellectual Property Right or proprietary or contract rights of any Third Party and against any losses, claims, damages, or liability resulting from such claim, suit, or proceeding, including, without limitation, reasonable attorneys’ fees and other costs and expenses (hereinafter in this Section referred to as a “Claim”), provided:

	(a)	the Indemnified Party has promptly notified the Indemnifying Party of such Claim, provided, however, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent it is actually prejudiced thereby;

	(b)	the Indemnified Party has granted the Indemnifying Party the sole right and control to defend and settle the Claim;

	(c)	the Indemnified Party has made and will make no admission, compromise, or settlement without the express prior written consent of the Indemnifying Party; and

	(d)	the Indemnified Party has provided all reasonable assistance requested by the Indemnifying Party at the Indemnifying Party’s sole expense.

The Indemnified Party shall have the right, at its own expense, to appoint its own counsel to participate in any claim, suit, or proceeding, and the Indemnifying Party shall cooperate with the Indemnified Party and such counsel. If the Indemnifying Party fails to reasonably discharge its obligation to defend the Indemnified Party, the Indemnifying Party shall reimburse the Indemnified Party for reasonable attorneys’ fees and other costs incurred by the Indemnified Party.

12.5	Disclaimer. Subject to the provisions of this Section 12, all Information (including but not limited to Background, Foreground, and Confidential Information) is transferred between the Parties “as is,” at its own risk, and each Party disclaims all other warranties, express or implied of any kind with respect to Information (including but not limited to Background, Foreground, and Confidential Information) or otherwise, including, but not limited to, all implied or not warranties of accuracy, merchantability, fitness for a particular or general purpose, or non-infringement, and or all implied warranties that may arise from course of dealing, course of performance, or usage of trade.

13. Limitation of Liability.

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, REVENUE, OR BUSINESS RESULTING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, OR THE TERMINATION OR THE BREACH OF THIS AGREEMENT, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS, EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS IN SECTION 12.2 (USE OF THE FOREGROUND INFORMATION OR R&D ACTIVITIES RELATING TO SUCH FOREGROUND INFORMATION OUTSIDE THE DOMAIN OR FOR NON-JOINT PROJECTS) AND SECTION 12.4 (INDEMNIFICATION), OR BREACH OF SECTION 12.3 (INTELLECTUAL PROPERTY RIGHTS OF THE OTHER PARTY).

EXCEPT IN THE CASE OF UNPAID ROYALTIES, DISGORGEMENT OF PROFITS, INDEMNIFICATION, OR A PARTY’S FRAUD, WILLFUL MISCONDUCT (INCLUDING ANY DELIBERATE MISUSE OF IPR), OR GROSS NEGLIGENCE, IN NO EVENT SHALL THE AGGREGATE LIABILITY OF ANY PARTY TO THE OTHER EXCEED [*****].

14. Term; Termination.

14.1	Term. This Agreement shall commence on the Effective Date and, unless terminated earlier in accordance with Section 14.2, shall expire thirty (30) years after the Effective Date. This Agreement shall automatically be extended for additional 5-year time intervals upon mutual tacit agreement unless either Party notifies in writing the other Party of its decision to terminate the Agreement six (6) months prior to the expiration of the initial 30-year term or any subsequent 5-year extension.

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14.2	Termination for Cause by Reason of Material Breach of this Agreement or Confidentiality Agreement. A Party may terminate this Agreement for cause if the other Party materially breaches any material term or condition of this Agreement or the Confidentiality Agreement and fails to cure such breach within ninety (90) days following receipt of written notice specifying such breach, and the Party may effect such termination by written notice to the other Party.

14.3	Effect of Termination. Upon termination of this Agreement, each Party shall be an owner of the Foreground Information and IPR therein but may not grant any exclusive rights in the Foreground Information without the consent of the other Party. Further, upon termination, each Party shall immediately return, or certify in writing destruction thereof, all Background Information and Confidential Information to the other Party.

14.4	Survival. The obligations of the Parties under Section 10, Section 12, Section 13, Section 14, Section 15, Section 16, Section 17.1, Section 17.2, Section 17.4, and Section 17.6 shall survive and continue after any termination or expiration of this Agreement for any reason whatsoever.

15. Export Control.

15.1	The Parties shall fully comply with all applicable U.S., French, European, and any other applicable export control laws and economic sanctions programs, as the same may be amended from time to time, in the performance of this Agreement. Applicable export control or economic sanctions programs may include, but are not limited to, (i) the U.S. Nuclear Regulatory Commission’s regulations in 10 C.F.R. Part 110 and any export license issued thereunder; (ii) the Department of Commerce’s Export Administration Regulations contained in 15 C.F.R. Part 730 et seq. and any licenses or authorizations issued thereunder; (iii) the U.S. Department of Energy’s regulations contained in 10 C.F.R. Part 810; (iv) the U.S. Department of State’s International Traffic in Arms Regulations; (v) any other applicable U.S. trade control laws, including economic sanctions programs that are or may be maintained by the U.S. Department of Treasury; or (vi) the export control laws and economic sanctions programs of any other applicable non-U.S. governmental authority, including the French Government and/or European regulations (collectively, “Trade Control Laws”).

15.2	Without limitation to the foregoing, the Parties shall not export, re-export, transfer, re-transfer, trans-ship, divert, disclose, or use any items, or Information, supplied under this Agreement or developed therefrom in any manner inconsistent with the Trade Control Laws. The Parties undertake to keep themselves fully informed of, and to comply with, the Trade Control Laws. In particular, AREVA NP understands that under the U.S. Department of Energy’s nuclear export control laws set forth in 10 C.F.R. Part 810, the transfer of U.S. export controlled nuclear technology, including certain Information transferred under this Agreement or developed therefrom, to countries that are not “Generally Authorized Destinations” or to foreign persons, including AREVA NP and its Representatives, who are not covered under the U.S. Department of Energy’s list of “Generally Authorized Destinations,” even if located in the United States, France, or Germany, requires Specific Authorization from the U.S. Department of Energy prior to export, and that exports made under both a Specific and General Authorization trigger reporting obligations to the U.S. Department of Energy. AREVA NP will not re-transfer to any Third Party (excluding its Representatives) the U.S. nuclear export controlled technology in any event without a written agreement with the recipient ensuring that the recipient will comply in all manners with the U.S. Department of Energy’s 10 C.F.R. Part 810 regulations. The Parties agree to utilize appropriate internal procedures to prevent the inadvertent export or re-export of nuclear export controlled technology controlled under U.S., European, or French law, without the appropriate authorizations and reporting under the Trade Control Laws.

15.3	At all times, the Use of the other Joint Party’s Background Information (including Needed Background Information), the Use of all Foreground Information (including information used outside the Domain), and the performance of R&D Activities shall be subject to the export control and Civil End Use restriction set forth in Section 15. In no event shall a Joint Owner have the obligation to grant a license to its Background Information, even if Needed, for applications other than Civil End Use.

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15.4	Nuclear Liability and Indemnification. AREVA NP and its Affiliates and their insurers shall (or, if AREVA NP and its Affiliates are not a nuclear operator, shall cause the nuclear operator and its insurers to), and LTBR and its Affiliates if contracting with a nuclear operator for work performed under or in connection with this Agreement or using Information licensed or disclosed hereunder shall cause the nuclear operator and its insurers to, hold harmless, indemnify and waive all rights of recourse against the other Party, and their subcontractors of any tier against any and all claims, actions, litigations, proceedings and lawsuits, caused by, arising out of or resulting from, in whole or in part, directly or indirectly, a Nuclear Incident (as defined in the Paris Convention on Third Party Liability in the Field of Nuclear Energy dated July 29, 1960, or the Vienna Convention dated May 21, 1963, or, in the United States, the Atomic Energy Act of 1954, in each case as amended from time to time) occurring at any time and resulting from or connected to the any Party’s performance under this Agreement, including but not limited to, offsite third party damages, damages to a nuclear installation, and damage to the property located on the nuclear installation including decontamination costs.

16. Dispute Resolution.

16.1	In the event of a dispute between the Parties concerning this Agreement, the Parties will exercise good faith reasonable efforts to resolve the dispute within thirty (30) calendar days, and in accordance with specific dispute resolution processes/terms (if any) within this Agreement governing such disputed matter. If the disputed matter has not been resolved within such 30-day period, the Parties’ CEOs shall meet to discuss and use their good faith reasonable efforts to resolve the dispute.

16.2	If the Parties remain unable to resolve the dispute within thirty (30) calendar days of the initial meeting of the Parties’ CEOs, either Party may submit the dispute to binding arbitration under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Geneva, Switzerland, and the arbitration proceedings and the award shall be in English language. Any decision or award of the arbitral tribunal shall be final and binding upon the Parties. The Parties waive to the extent permitted by applicable Law any rights to appeal or to review of such award by any court or tribunal.

16.3	If the dispute involves an exigent issue which, in the reasonable opinion of any Party requires expedited resolution, the Parties shall immediately refer such matter to the Parties’ CEOs for resolution. If the Parties’ CEOs remain unable to resolve the dispute within five (5) calendar days of their initial meeting, any Party may pursue the arbitration process set forth in Section 16.2.

17. General.

17.1	Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of Switzerland without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of Switzerland. All disputes arising out of or in connection with this Agreement shall be addressed in accordance with Section 16.

17.2	Severability. In the event that any one or more of the provisions of this Agreement shall for any reason be held by a court of competent jurisdiction to be unenforceable in any respect, such unenforceability shall not affect any other provision, but this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein; provided, however, in such event the Parties agree to negotiate in good faith substitute enforceable provisions which most nearly effect the Parties’ original intent in entering into this Agreement.

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17.3	Assignment.

	(a)	For the purpose of this Section 17.3, AREVA Affiliates shall not be limited to those entities specifically named as AREVA Affiliates in Section 1.3.

“AREVA Affiliate” shall mean any company that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with AREVA NP; and

“Control” shall mean, with respect to AREVA Affiliate:

(i) the ownership, whether directly or indirectly, of fifty percent (50%), or more, of the share capital and voting rights, or

(ii) the right, whether directly or indirectly, to (A) elect the majority of the directors of the AREVA Affiliate, or (B) direct or determine the management and policies of the AREVA Affiliate, as the case may be, where such right may be exercised without the required consent of any third party, whether through the ownership of securities, by contract or otherwise.

	(b)	No Party shall transfer or assign the Agreement or any rights or obligations thereof in any way (including but not limited to by merger, transfer of assets, or demerger) without the prior written consent of the other Party. As part of the French Nuclear sector reorganization and the expected change of control of AREVA NP (or its Successor as defined below) by EDF SA, by any company controlled by EDF SA, or by the French State, the following provisions shall apply:

(i) Notwithstanding any other provision of the Agreement, the Parties hereby agree that AREVA NP is entitled to transfer or assign the present Agreement or any rights or obligations thereof by any means (including but not limited to by merger, transfer of assets, or demerger) to any AREVA Affiliate (the “Successor”).

(ii) Notwithstanding the provisions of this Section 17.3, or any other applicable provision of this Agreement, to the contrary, no agreement of the other Party shall be required in the case of change of Control (as defined in Section 1.3) of AREVA NP (or any Successor) by a takeover by EDF SA, by any company controlled by EDF SA, or by the French State.

17.4	Waiver of Sovereign Immunity. To the extent that AREVA NP has or hereafter may acquire (or may be attributed, whether or not claimed) any immunity (sovereign or otherwise) from any legal action, suit, or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of process or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) with respect to itself or any of its property, assets, or revenue, AREVA NP hereby irrevocably waives and agrees not to plead or claim, to the fullest extent permitted by law, such immunity in respect of (a) its obligations under this Agreement, (b) any legal proceedings to enforce such obligations, and (c) any legal proceedings to enforce any judgment rendered in any proceedings to enforce such obligations. AREVA NP hereby agrees that the waivers set forth in this paragraph are effective to the fullest extent permitted under the Foreign Sovereign Immunities Act and are intended to be irrevocable and not subject to withdrawal for purposes of such Act. AREVA NP is subject to civil and commercial law with respect to its obligations under or in respect of this Agreement. The execution, delivery, and performance by AREVA NP of this Agreement constitute and will constitute “commercial activities” within the meaning of the Foreign Sovereign Immunities Act rather than public or governmental acts. The waiver of immunity by AREVA NP set forth herein is legal, valid, binding, and enforceable, and neither AREVA NP nor any of its property, assets, or revenues has any right of immunity (sovereign or otherwise), in the United States or elsewhere, from any legal action, suit, or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) with respect to its obligations under or in respect of this Agreement. The provisions of this Section 17.4, including the waiver of sovereign immunity, also apply to and are binding upon AREVA NP’s permitted successors and assigns.

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17.5	Modification. No amendment or modification to this Agreement shall be valid or binding upon the Parties unless in writing and signed by an officer of each Party.

17.6	Waiver. No failure or delay on the part of a Party in the exercise of any right or privilege hereunder shall operate as a waiver thereof or of the exercise of any other right or privilege hereunder, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

17.7	Relationship of Parties. This is an agreement limited to the rights and obligations set forth herein; no agency, partnership, joint venture, fiduciary, or other relationship is created by this Agreement, and except as otherwise expressly provided herein, neither Party, by virtue of this Agreement, has any authority of any kind to bind the other Party in any respect whatsoever, nor any obligation of any kind to the other Party except as expressly provided herein.

17.8	Force Majeure. No default, delay, or failure to perform on the part of a Party shall be considered a breach of this Agreement if such default, delay, or failure to perform is shown to be due entirely to a Force Majeure event.

17.9	Notices. Each Party shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other Party at the addresses set forth on the first page of this Agreement (or to such other address that the receiving Party may designate from time to time in accordance with this Section). Each Party shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving Party and (b) if the Party giving the Notice has complied with the requirements of this Section.

Notices to AREVA NP SAS shall be sent to the attention of Lawrence Mercier, 10 rue Juliette Recamier 69006 Lyon France – [*****], with a copy to Robert Freeman, Vice President of Fuel Commercial, Customer Center, at AREVA, Inc.

Notices to LTBR shall be sent to the attention of Andrey Mushakov, Executive Vice President for International Nuclear Operations, with a copy to James Malone, Chief Nuclear Fuel Development Officer.

17.10	Section Headings and Captions. The Parties agree that the section and paragraph headings and captions used in this Agreement are for reference purposes only and shall not be used in the interpretation of this Agreement.

17.11	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original instrument, and all of which shall constitute one and the same agreement. Each Party shall sign two (2) original hardcopies of the Agreement and send one signed original hardcopy to the other Party, who shall then countersign the signed original hardcopy received.

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17.12

Entire Agreement. This Agreement is the final, complete, and exclusive agreement between the Parties relating to ownership of the Foreground Information (including all IPR therein) and supersedes all prior or contemporaneous proposals, understandings, representations, warranties, promises, and other communications, whether oral or written, relating to such subject matter. It is expressly understood and agreed that, because there are no expectations to the contrary between the Parties hereto, no usage of trade or other regular practice or method of dealing, either within the relevant industry or between the Parties hereto shall be used to modify, interpret, supplement, or alter in any manner the express terms of this Agreement or any part hereof. In the event of any conflict between the terms and provisions of the body of this Agreement and those of any Schedule, Exhibit, or other document incorporated herein by reference, the following order of precedence shall govern: (a) first, the body of this Agreement (except as expressly stated herein); (b) second, the Schedules and Exhibits to this Agreement; and (c) third, any other documents incorporated herein by reference.

17.13

Good Faith Revisions. If, during the Term of this Agreement, any Change of Law results in an Adverse Consequence, the Parties shall cooperate and make good faith efforts to revise this Agreement in order to reasonably mitigate such Adverse Consequence(s). Where such Change of Law results in any particular provision of this Agreement becoming invalid or unenforceable, the Parties agree to first attempt to revise the Agreement so that the remaining provisions shall be enforceable and binding except where severance of the invalid or unenforceable provision materially changes the rights and duties of the Parties. For purposes of this Section:

	(a)	“Change of Law” means: (i) any new legislation enacted by the federal or any state government; (ii) any governmental agency’s (with jurisdiction over the subject matter of this Agreement) passage, issuance, or promulgation of any new rule, regulation, or guideline, or new interpretation of an existing law, rule, regulation, or guideline; or (iii) any judicial or administrative body’s issuance of any new order or decree.

	(b)	“Adverse Consequence” means a reasonably unforeseeable consequence due to a Change of Law that prohibits, delays, invalidates, renders unenforceable, or otherwise materially adversely affects a Party’s rights or obligations under this Agreement.

[SIGNATURE PAGE FOLLOWS]

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In Witness Whereof, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

AREVA NP		LIGHTBRIDGE

By:	/s/ Bernard Fontana	By:	/s/ Seth Grae
	[signature]		[signature]
Name:	Bernard Fontana	Name:	Seth Grae
Title:	Chief Executive Officer	Title:	Chief Executive Officer, President and Director

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EXHIBIT A

MEMBERSHIP OF IP COMMITTEE

Areva NP:

•	[*****]

•	[*****]

•	[*****]

Lightbridge:

•	[*****]

•	[*****]

•	[*****]

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EXHIBIT B

BUDGET FOR IP COMMITTEE

[*****]

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EXHIBIT C

PRESS RELEASE

Lightbridge and AREVA NP Sign Agreements to Immediately Advance Fuel Development

CHARLOTTE, N.C., November 15, 2017 – Lightbridge Corporation (NASDAQ: LTBR) and AREVA NP signed three binding agreements that allow the companies to immediately advance development of Lightbridge’s innovative metallic fuel technology and protect all associated intellectual property while they finalize their joint venture. Lightbridge is a U.S. nuclear fuel development company and AREVA NP is a leader in servicing and fueling today’s reactor fleet and advancing the future of nuclear energy.

The three agreements include a Research and Development Services Agreement, a Co-Ownership Agreement and an Intellectual Property Annex. These agreements are an integral part of the contemplated joint venture and document the final agreement on intellectual property rights. The joint venture is expected to launch in the first quarter of 2018.

Lightbridge’s innovative fuel technology is designed to significantly improve the economics and safety of existing and new nuclear power plants. The three agreements govern joint research and development activities, and ownership of intellectual property, including a grant of royalty-based rights of use to existing intellectual property and co-ownership (on a 50-50 basis) of new intellectual property resulting from future joint fuel development activities.

Seth Grae, president and CEO of Lightbridge, said: “With each passing day, the call for innovative solutions to improve nuclear energy’s economics and competitiveness only becomes louder. The agreements we announced today enable us to immediately advance development of Lightbridge’s innovative metallic fuel and represent the first concrete step toward monetization of our intellectual property. Lightbridge’s innovative fuel technology is designed to make existing reactors significantly more competitive with other sources of energy, which is needed now more than ever as we witness well-run U.S. nuclear plants close early and new construction projects canceled.”

Gary Mignogna, president and CEO of AREVA Inc., said: “These agreements are an important step forward in establishing our joint venture with Lightbridge to bring their state-of-the-art metallic fuel technology to market. Partnerships like this are vital to ensure that today’s nuclear energy facilities have the technologies they need to operate efficiently for decades to come and can continue to provide needed low-carbon and reliable electricity.”

Press Contacts Karen Heinold (434) 856-6560 media.relations@areva.com David Waldman Natalya Rudman (855) 379-9900 ir@ltbridge.com
MORE ABOUT AREVA NP

AREVA NP is a major international player in the nuclear energy market focused on designing, building, maintaining and advancing the global nuclear fleet. In North America, AREVA NP (AREVA Inc.) combines U.S. and Canadian leadership to deliver innovative solutions and value-added technologies to support the operation of the commercial nuclear fleet and prepare for the next generation of nuclear power plants. Leveraging the expertise of its 2,300 North American employees, AREVA NP is helping its customers improve the safety and performance of their nuclear plants and achieve their economic and societal goals.

Join the energy conversation with AREVA Inc. on Twitter: @AREVA_NP_US, Facebook: AREVAinc, and our other social media channels.

AREVA Inc. – 7207 IBM Drive – Charlotte, NC 28262 – P: 704 805-2000

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Lionel Gaiffe, senior executive vice president of the Fuel Business Unit at AREVA NP, said: “These agreements pave the way to accelerate the design, licensing and fabrication work. Our teams and experts from engineering and manufacturing are fully mobilized and very excited about this project. We are looking forward to the introduction of lead test assemblies of this promising technology. I am very proud to see an international team, both from Europe and the United States, fully integrated and working together with the team of our Lightbridge partner.”

On Sept. 6, 2017, Lightbridge and AREVA Inc. (AREVA NP in North America) announced a binding Heads of Terms Agreement, which will form the basis of the Joint Venture Operating Agreement. That final agreement is expected to be signed in the fourth quarter of 2017 and will establish the joint venture.

Since 2011, Lightbridge has received valuable feedback on its fuel technology development through its Nuclear Utility Fuel Advisory Board, comprised of four leading U.S. nuclear utilities. Lightbridge also signed a letter of intent with a U.S. nuclear utility to demonstrate its fuel at a commercial nuclear power plant.

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About Lightbridge Corporation

Lightbridge is a nuclear fuel technology company based in Reston, Virginia, USA. The Company develops proprietary next generation nuclear fuel technologies for current and future nuclear reactor systems. Lightbridge’s breakthrough fuel technology is establishing new global standards for safe and clean nuclear power and leading the way to a sustainable energy future. The Company also provides comprehensive advisory services for established and emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence.

To receive Lightbridge Corporation updates via e-mail, subscribe at http://ir.ltbridge.com/alerts.cfm. Follow Lightbridge on Twitter: @LightbridgeCorp.

Lightbridge Corporation Forward Looking Statements

With the exception of historical matters, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s competitive position, the timing of demonstration testing and commercial production, the Company’s entry into agreements with nuclear fuel manufacturers and the timing thereof, the potential impact of the U.S. Clean Power Plan and similar regulations, the Company’s anticipated financial resources and position, the Company’s product and service offerings, the expected market for the Company’s product and service offerings. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company’s product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; the Company’s ability to manage its business effectively in a rapidly evolving market; as well as other factors described in Lightbridge’s filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit D

Approved Subcontractors

For AREVA NP SAS:

•	[*****]
•	[*****]

For Lightbridge:

•	[*****]
•	[*****]
•	[*****]
•	[*****]
•	[*****]
•	[*****]
•	[*****]
•	[*****]
•	[*****]
•	[*****]
•	[*****]
•	[*****]

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT E

CONFIDENTIALITY AGREEMENT

Attached.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

This Confidentiality and Non-Disclosure Agreement (“Agreement”), is entered into as of November 14, 2017, between AREVA NP, S.A.S., a simplified stock company, organized and existing under the laws of France, located at Tour Areva - 1 place Jean Millier 92400 Courbevoie France, registered at the trade registry of Nanterre under n° 428 764 500 (hereinafter referred as to “AREVA NP”) and Lightbridge Corporation (“Company”), a Nevada corporation, located 11710 Plaza America Dr., Suite 2000, Reston, Virginia 20190 USA.

The parties are individually referred to as a “Party” and collectively as the “Parties”. The Party or Parties hereto providing Confidential Information is/are sometimes referred to singularly and collectively as “Disclosing Party” and the Party or Parties hereto receiving Confidential Information is/are sometimes referred to singularly and collectively as the “Receiving Party”.

On or about the date of this Agreement, the Parties have entered into or intend to enter into an R&D Services Agreement (the “RDSA”) and a Co-Ownership Agreement (the “COA”). This Agreement provides for the disclosure and protection of Confidential Information (as defined below) between the Parties in order to enable each Party to exercise its rights and obligations under those agreements and any agreements that specify that confidential information exchanged shall be held pursuant to this Agreement, in each case with respect to the Confidential Information permitted to be used under the terms of the applicable agreement and subject to any further restrictions contained therein (the “Purpose”). The Parties previously entered into a Confidentiality and Non-Disclosure Agreement dated March 23, 2017 (the “Prior NDA”). This Agreement supersedes the Prior NDA and from and after the Effective Date all information held thereunder shall be Confidential Information held pursuant to this Agreement.

1. Definitions

1.1	“Affiliate” means, with respect to any Party, any company listed below that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Party. For purposes of this Section 1.1, the term “control” (and “controlling”) shall mean (i) having at least the majority (strictly more than fifty percent (50%)) of the voting stock of such company or (ii) the right (a) to elect the majority of the directors of such company, or (b) to direct or cause the direction of the management and policies of such company, as the case may be, where such right may be exercised without the consent of any entity other than the Parties.

For the purpose of the present Agreement, the respective Affiliates of the Parties are:

•	AREVA NP Affiliates: AREVA NP’s majority-owned subsidiaries at any tier including AREVA Inc., AREVA GmbH, and Advanced Nuclear Fuel GmbH

•	LTBR Affiliates: Thorium Power, Inc., and Lightbridge International Holding, LLC

and other such Affiliates as the Parties may mutually agree in writing from time to time.

1.2	“Confidential Information” means any Information that is disclosed or made available by a Party or its Affiliates, whether in oral, written, electronic, or other form or media, whether or not such Information is marked, designated, or otherwise identified as “confidential,” including, without limitation: (a) all Information concerning the Projects; (b) all Information concerning past, present, and future business affairs of the Party or its Affiliates including finances, customer information, supplier information, products, services, organizational structure, internal practices, forecasts, sales, and other financial results, records, and budgets, and business, marketing, research, development, sales, and other commercial strategies; (c) all Information concerning the Party’s or its Affiliates’ Intellectual Property Rights; and (d) all notes, analyses, compilations, reports, forecasts, studies, data, statistics, summaries, interpretations, and other materials that contain, are based on, or otherwise reflect or are derived from, any of the foregoing in whole or in part.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.3

“Domain of the JV” or “Domain” means the exclusive technological perimeter of the JV’s operations (i.e., the R&D, demonstration, fabrication, obtaining licenses from Regulatory Authorities, including nuclear, marketing, and sale of the Innovative Fuel Product), and any associated developed manufacturing processes or Intellectual Property Rights as applicable to the Innovative Fuel Product, worldwide, in the following types of commercial light water reactors and research reactors:

	•	Pressurized water reactors (excluding VVER reactors types),

	•	Boiling water reactors,

	•	Light water-cooled small and medium size reactors, and

	•	Research reactors,

and expressly excluding maritime, naval, and military applications.

1.4	“Information” means any and all ideas, concepts, data, know-how, discoveries, upgrades, updates,, methods, techniques, technologies, systems, designs, specifications, analyses, products, components, practices, processes, procedures, protocols, research, tests, trials, assays, controls, prototypes, formulas, descriptions, formulations, skills, experience, knowledge, plans, objectives, algorithms, Software (including without limitation Source Code and Object Code), images, icons, audiovisual components and objects, schematics, drawings, visual depictions, reports, results, conclusions, and other information and materials, irrespective of whether or not protected or protectable by an IPR and in any form or medium (tangible, intangible, oral, written, electronic, observational, or other) in which any of the foregoing may be communicated or subsist. Without limiting the foregoing sentence, Information includes any technological, scientific, business, legal, patent, organizational, commercial, operational, or financial materials or information.

1.5	“Innovative Fuel Product” means nuclear fuel assemblies or fuel components specifically designed for and exclusively applicable to Lightbridge-designed U-Zr fuel rod (multi-lobe, helically twisted rods enriched up to 19.75%) based on Background Information contributed by both Lightbridge and AREVA NP.

1.6	“Intellectual Property Rights” or “IPR” means any rights with respect to intellectual property in Information and includes, without limitation, as required by the context: patents, patent applications, and other patent rights; moral rights (to the extent possible according to applicable Law), copyrights, copyright registrations, and copyright rights (including, without limitation, copyrights, copyright registrations and copyright rights with respect to computer software, firmware, programming tools, drawings, specifications, databases, and documentation); Trade Secrets, know-how, and other rights with respect to confidential or proprietary information; trademark, trade name, and similar rights; other rights with respect to Information; other intellectual and industrial property rights, whether or not subject to statutory registration or protection in any part of the world; the right to claim priority with respect to any of the foregoing rights; and all rights under any license or other arrangement with respect to the foregoing.

1.7	“JV” means the joint venture company, a U.S. limited liability company (LLC), established under the laws of the state of Delaware USA and jointly owned by AREVA Inc. and Lightbridge in accordance with the binding Heads of Terms Agreement dated September 1st, 2017.

1.8	“Law” means any statute, law, ordinance, regulation, rule, order, constitution, treaty, common law, decree, or judgment of any court or any national, federal, state, regional, or local government or entity having administrative function or judicial authority.

1.9	“LTA” means lead test assemblies.

1.10	“LTR” means lead test rods.

1.11	“Object Code” means Software in machine-readable compiled and/or executable form including, but not limited to, byte code form and in the form of machine-readable scripts used for linking procedures and functions to other Software.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.12	“Project” means any existing or future development and/or use project related to the Innovative Fuel Product and associated manufacturing processes within the Domain, each such project being mutually agreed to be pursued by the Parties.

1.13	“Project 1” means the Project, mutually agreed to be pursued by the Parties under the RDSA, for Research and Development Activities, and Direct Use by the Parties, of the Innovative Fuel Product, and associated manufacturing processes, solely for 17x17 pressurized water reactors in the United States.

1.14	“R&D Activities” or “Research and Development Activities” mean with respect to Information, the performance of research and development activities (conceptual, preliminary, and final design phases) and obtaining Regulatory Approvals for LTR and/or LTA from Regulatory Authorities, through completion of the PIE by a Party or on behalf of such Party. For the sake of clarity, R&D Activities shall be understood to run through the end of lead test assembly demonstration, and R&D Activities shall not be construed to include the supply of batch reloads.

1.15	“Regulatory Approval” means any and all approvals (including any applicable supplements, amendments, and pre- and post-approvals), licenses, registrations, or authorizations of any Regulatory Authority necessary for any development and evaluation of the Innovative Fuel Product.

1.16	“Regulatory Authority” means any governmental regulatory authority, agency, or entity involved in granting Regulatory Approval of, or otherwise regulating any aspect of the conduct, development, approval, or implementation of R&D Activities and Use within the Projects, including the U.S. Department of Energy and U.S. Nuclear Regulatory Commission.

1.17	“Representative” means a Party’s and its Affiliates’ respective employees, officers, directors, consultants, and legal, technical, and business advisors.

1.18	“Software” means one or more sets of coded instructions that control the operation of a computer or similar electronic device and are fixed in any tangible medium of expression.

1.19	“Source Code” means Software in human-readable form open to make modifications to it, including but not limited to comments and procedural code such as job control language and scripts to control compilation and installation.

1.20	“Subcontracting” or “Have Made Right” means the right for a Party to have a Third Party, or an Affiliate, that is under an obligation of confidentiality consistent herewith, perform some tasks on behalf of such Party , only for the use, sale, or other disposal by the Party and its Affiliates, of said products or services, provided that a majority of the specifications of such products or services has been designed by or for such Party. For avoidance of doubt such right excludes the right to sub-license the Information. “Have Made” and “Subcontract” have a correlative meaning.

1.21	“Subcontractor” means a Third Party or an Affiliate that has been Subcontracted.

1.22	“Third Party” means any natural person or legal entity other than the Parties and their Affiliates.

1.23	“Trade Secret” means any Information that (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

1.24	“Use” means, with respect to Information, the right for any Party to do one or more of the following (i) manufacture, obtain Regulatory Approvals for full core or batch reloads, use, market, or sell Innovative Fuel Product(s) (or, outside the Domain, Innovative Fuel Product(s) or any other products) and related services (or Subcontract the foregoing activities) (each a, “Direct Use”), and/or (ii) grant any licenses or any other rights in or to the Information and related IPR to Third Parties (“Indirect Use”).

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

2. Receiving Party Obligations

2.1

Confidentiality Obligations. The Receiving Party acknowledges that in connection with this Agreement it will gain access to Confidential Information of the Disclosing Party. As a condition to being provided with the Disclosing Party’s Confidential Information, the Receiving Party shall, subject to Sections 2.3 and 2.5:

	(a)	not use the Disclosing Party’s Confidential Information other than as strictly necessary for the Purpose; and

	(b)	maintain the Disclosing Party’s Confidential Information in strict confidence and, subject to Section 2.3, not disclose in whole or in part, directly or indirectly, the Disclosing Party’s Confidential Information to any Third Party without the Disclosing Party’s prior written consent; provided, however, the Receiving Party may disclose the Confidential Information to its Representatives and Subcontractors (that are expressly approved by the Parties pursuant to the COA, RDSA, or any other relevant existing or future agreement with subcontracting provisions) who:

(i) have a need to know the Confidential Information for the purpose defined in Section 2.1(a); and

(ii) have been apprised of, and agreed in writing and in advance to be bound by terms consistent (but no less stringent) with, the obligations of confidentiality and non-use set forth in this Agreement, provided that the Receiving Party shall be responsible for ensuring its Representatives’ and Subcontractors’ compliance with, and shall be liable for any breach by its Representatives and Subcontractors of, this Section 2.1.

	(c)	The Receiving Party shall use reasonable care, at least as protective as the efforts it uses for its own Confidential Information, to safeguard the Disclosing Party’s Confidential Information from use or disclosure other than as permitted hereby.

	(d)	The Receiving Party shall retain, on all Confidential Information provided in written form, all confidentiality or proprietary markings, if any, including, if any, on all authorized copies thereof.

	(e)	For the avoidance of doubt, the Receiving Party shall remain entitled to disclose its own Confidential Information that it or its Affiliates has independently developed without access or reference to the Confidential Information of the Disclosing Party or its Affiliates as established by corroborative documentary evidence.

2.2

Exclusions. Confidential Information does not include Information that, as established by corroborative documentary evidence: (i) was already known by or in the possession of the Receiving Party or its Affiliates or their Representatives without restriction on use or disclosure before the receipt of such Information directly or indirectly from or on behalf of the Disclosing Party; (ii) was or becomes generally known by the public other than as a result of any breach of this Agreement, or other wrongful act, of the Receiving Party, its Affiliates, or their Representatives or Subcontractors; or (iii) was or becomes available to the Receiving Party, its Affiliates, or their Representatives or Subcontractors as received by the Receiving Party from a Third Party who was not, at the time, under an obligation to the Disclosing Party, its Affiliates, or their Representatives or Subcontractors or any other person or entity to maintain the confidentiality of such Information.

2.3	Exceptions. If the Receiving Party becomes compelled by Law to disclose any Confidential Information, the Receiving Party shall:

	(a)	provide prompt written notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy or waive its rights under Section 2; and

	(b)	disclose only the portion of Confidential Information that it is legally required to furnish.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

If a protective order or other remedy is not obtained, or the Disclosing Party waives compliance under Section 2, the Receiving Party shall use reasonable efforts to obtain assurance that confidential treatment will be afforded to the Confidential Information.

2.4	Ownership of Confidential Information. The Disclosing Party retains all right, title, and interest in and to its Confidential Information except to the extent expressly granted in the COA or another binding agreement between the Parties. The mere disclosure of Confidential Information under this Agreement shall not be construed as granting the Receiving Party any rights, either express or implied, including IPR, in the Confidential Information. Nothing in this Agreement shall be construed as a waiver by the Disclosing Party to protect its Confidential Information through patents or any other IPR.

2.5	Confidentiality Obligation Period. The confidentiality obligations shall survive the term or termination of the Agreement for whatever reasons, until the date the Confidential Information enters into the public domain without any fault or negligence of the Receiving Party, its Affiliates, or its Representatives or Subcontractors.

2.6	Injunctive Relief. Each Party acknowledges and agrees that, in the event of an unauthorized use, reproduction, distribution, or disclosure of any Confidential Information, injunctive relief would be appropriate to be requested in order to restrain such use, reproduction, distribution, or disclosure, whether threatened or actual.

3. GENERAL CONDITIONS

3.1	The present Agreement shall be effective (retroactively) as from November 14, 2017 (hereinafter referred to as the “Effective Date”) and shall remain in force until the termination or expiration of each of the COA, RDSA and any other agreements that specify that Confidential Information exchanged shall be held pursuant to this Agreement (“Term”).

3.2	Each Party shall remain fully responsible for the performance of its obligations under this Agreement by its Subcontractors and shall require all of its Subcontractors to whom it discloses the other Party’s Confidential Information as permitted hereunder to enter into substantially similar (but with no less stringent requirements than the requirements of the present Agreement) confidentiality agreements with the Subcontracting Party prior to the Subcontracting Party disclosing any Confidential Information to any of its Subcontractors.

3.3	Without prejudice to any rights or obligations the Parties may have otherwise undertaken, including under the COA and RDSA:

	(a)	Disclosing Party accepts no responsibility for and makes no representation or warranties, express or implied, with respect to the truth, accuracy, completeness, or reasonableness of the Confidential Information.

	(b)	Disclosing Party shall decide in its sole discretion what Confidential Information, if any, it chooses to disclose to the Receiving Party.

	(c)	Disclosing Party is not liable to the Receiving Party with respect to the Confidential Information or its use.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

3.4	This Agreement supersedes all prior oral or written agreements or understandings that may exist between either of the Parties hereto with respect to the Confidential Information exchanged (i) under the RDSA, COA, or the Prior NDA, (ii) in connection with the JV or the Projects, and/or (iii) during the Term. In the event of inconsistencies between this Agreement and any agreement specifying that Confidential Information exchanged shall be held pursuant to this Agreement, the terms of this Agreement shall prevail.

The Parties intend that any remedy for a breach of this Agreement should neither (i) be limited by the terms of any other agreement(s) under which Confidential Information is exchanged hereunder, nor (ii) duplicate any remedy provided by such other agreement(s).

3.5	The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

3.6	The headings in this Agreement do not affect its interpretation.

3.7	This Agreement binds the Parties only with respect to the matters expressly set forth herein and nothing herein shall bind either of the Parties to specific terms or conditions relating to the Purpose. Without limitation of the foregoing, neither Party is bound or committed to engage in negotiations or discussions with respect to the Purpose nor, unless, if and until one or more definitive agreements with respect to the Project has been executed and delivered by the Parties or their applicable affiliates in their sole discretion, to seek to consummate the Purpose, subject to the terms and conditions of any such definitive agreement. Nothing herein shall constitute the creation of a partnership, joint venture or agency between the Parties.

3.8	No Party shall transfer or assign the Agreement or any rights or obligations thereof in any way (including but not limited to by merger, transfer, of assets, or demerger) without the prior written consent of the other Party. As part of the French Nuclear sector reorganization and the expected change of control of AREVA NP (or its Successor as defined below) by EDF SA, by any company controlled by EDF SA, or by the French State, the following provisions shall apply:

(a)	Notwithstanding any other provision of the Agreement, the Parties hereby agree that AREVA NP is entitled to transfer or assign the present Agreement or any rights or obligations thereof by any means (including but not limited to by merger, transfer of assets, or demerger) to any AREVA Affiliates (the “Successor”).

(b)	Notwithstanding the provisions of this Section 3.8, or any other applicable provision of the Agreement, to the contrary, no agreement of the other Party shall be required in the case of change of Control of AREVA NP (or any Successor) by a takeover by EDF SA, by any company controlled by EDF SA, or by the French State

(c)	For the purpose of this Section 3.8 AREVA Affiliates shall not be limited to those entities specifically named as AREVA Affiliates in Section 1.1.1, rather,

“AREVA Affiliate” shall mean any company that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with AREVA NP; and

“Control” shall mean, with respect to AREVA Affiliate: the ownership, whether directly or indirectly, of fifty percent (50%), or more, of the share capital and voting rights, or the right, whether directly or indirectly, to (A) elect the majority of the directors of the AREVA Affiliate, or (B) direct or determine the management and policies of the AREVA Affiliate, as the case may be, where such right may be exercised without the required consent of any third party, whether through the ownership of securities, by contract or otherwise.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

3.9	This Agreement shall be governed by and construed in accordance with the laws of Switzerland (without regard to principles of conflict of laws thereof). All disputes arising out of or in connection with this Agreement which cannot be settled between the parties shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said Rules. The seat of the arbitration shall be Geneva, Switzerland, and the arbitration shall be conducted in English language.

3.10	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.11	Facsimile execution and delivery of this Agreement is legal, valid, and binding execution and delivery for all purposes.

3.12	Export Control

a)	The Parties shall fully comply with all applicable U.S., French, European and any other applicable export control laws and economic sanctions programs, as the same may be amended from time to time, in the performance of this Agreement. Applicable export control or economic sanctions programs may include, but are not limited to, (i) the U.S. Nuclear Regulatory Commission’s regulations in 10 C.F.R. Part 110 and any export license issued thereunder; (ii) the Department of Commerce’s Export Administration Regulations contained in 15 C.F.R. Part 730 et seq. and any licenses or authorizations issued thereunder; (iii) the U.S. Department of Energy’s regulations contained in 10 C.F.R. Part 810; (iv) the U.S. Department of State’s International Traffic in Arms Regulations; (v) any other applicable U.S. trade control laws, including economic sanctions programs that are or may be maintained by the U.S. Department of Treasury; or (vi) the export control laws and economic sanctions programs of any other applicable non-U.S. governmental authority, including the French Government and/or European regulations (collectively, “Trade Control Laws”).

b)	Without limitation to the foregoing, the Parties shall not export, re-export, transfer, re-transfer, trans-ship, divert, disclose, or use any items, or Information, supplied under this Agreement or developed therefrom in any manner inconsistent with the Trade Control Laws. The Parties undertake to keep themselves fully informed of, and to comply with, the Trade Control Laws. In particular, AREVA NP understands that under the U.S. Department of Energy’s nuclear export control laws set forth in 10 C.F.R. Part 810, the transfer of U.S. export controlled nuclear technology, including certain Information transferred under this Agreement or developed therefrom, to countries that are not “Generally Authorized Destinations” or to foreign persons, including AREVA NP and its Representatives, who are not covered under the U.S. Department of Energy’s list of “Generally Authorized Destinations,” even if located in the United States, France, or Germany, requires Specific Authorization from the U.S. Department of Energy prior to export, and that exports made under both a Specific and General Authorization trigger reporting obligations to the U.S. Department of Energy. AREVA NP will not re-transfer to any third party (excluding its Representatives) the U.S. nuclear export controlled technology in any event without a written agreement with the recipient ensuring that the recipient will comply in all manners with the U.S. Department of Energy’s 10 C.F.R. Part 810 regulations. The Parties agree to utilize appropriate internal procedures to prevent the inadvertent export or re-export of nuclear export controlled technology controlled under U.S. European or French law, without the appropriate authorizations and reporting under the Trade Control Laws.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

3.13	The Parties may agree in writing to make public disclosures or press releases in connection with the RDSA, the COA, the JV, or a Project.

3.14	This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

3.15	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original instrument, and all of which shall constitute one and the same agreement.

By signing below, the Parties agree to the terms and conditions of this Confidentiality and Non-Disclosure Agreement.

LIGHTBRIDGE CORPORATION		AREVA NP

By:	/s/ Seth Grae	By:	/s/ Bernard Fontana
Name:	Seth Grae	Name:	Bernard Fontana
Title:	Chief Executive Officer, President and Director	Title:	Chief Executive Officer

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